Exhibit 99.1
News Release

Contact:
Investors	Media
Kris Dickson	Mike McCoy
(404) 827-6714	(404) 588-7230
For Immediate Release
January 20, 2012
SunTrust Reports Fourth Quarter 2011 Results
Another Quarter of Strong Loan and Deposit Growth; Full Year EPS Up Meaningfully
ATLANTA -- SunTrust Banks, Inc. (NYSE: STI) today reported net income available to common shareholders of $152 million, or $0.28 per average common share, for the fourth quarter of 2011. Earnings per average common share compared favorably to $0.23 for the fourth quarter of 2010 and declined from $0.39 in the third quarter of 2011. Strong loan and deposit growth drove results, and credit quality continued to improve. For the year, earnings were $1.09 per average common share compared to a loss of $0.18 per average common share in 2010. The improvement in annual earnings was due to higher net interest income, lower provision for credit losses, and the repayment of TARP.

“Our client-centric banking approach is driving momentum in our core business fundamentals,” said William H. Rogers, Jr., chairman and chief executive officer of SunTrust Banks, Inc.  “We experienced healthy loan growth again this quarter, particularly in our commercial and industrial portfolio, which we have targeted for expansion. Our favorable deposit growth and mix trends continued. Additionally, credit quality improved with further declines in net charge-offs and nonperforming loans.”  Mr. Rogers also noted that, while the Company is still facing some legacy mortgage challenges, it is making progress in its efforts to reduce its expense base and ultimately improve efficiency.
Fourth Quarter 2011 Financial Highlights
Income Statement

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Net income available to common shareholders for the fourth quarter of 2011 was $0.28 per average common share compared to earnings of $0.39 per average common share for the prior quarter and $0.23 per average common share for the fourth quarter of 2010.

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Earnings per average common share was $1.09 for the full year 2011 compared to a net loss of $0.18 per average common share for 2010. The growth was driven by a lower provision for credit losses, higher net interest income, and the elimination of the TARP preferred dividends. These factors were partially offset by lower mortgage-related revenue, reduced deposit service charges, and higher mortgage and legal expenses.

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Total revenue, excluding net gains on the sale of investment securities, declined 8% and 10% compared to the prior quarter and the fourth quarter of 2010, respectively. The sequential quarter decrease was driven by a higher mortgage repurchase provision, a mortgage servicing rights valuation adjustment, and lower card fee income, partially offset by higher net interest income.

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Net interest income increased 2% compared to both the prior quarter and the fourth quarter of 2010. Growth was predominantly driven by lower deposit costs as a result of the continued favorable shift in the deposit mix toward low-cost accounts; higher loan balances also contributed.

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The net interest margin was 3.46%, a decline of three basis points from the prior quarter due to lower earning asset yields, partially offset by lower rates on interest-bearing liabilities. The net interest margin increased two basis points over the fourth quarter of 2010 due to lower deposit costs.

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Noninterest income declined 20% and 30%, respectively, from the prior quarter and the fourth quarter of 2010. The declines from both periods were attributable to an increase in the mortgage repurchase provision, as well as a mortgage servicing rights valuation adjustment arising from anticipated refinance activity from the HARP 2.0 program. Card fees also declined as a result of reduced debit interchange revenue due to regulations that became effective during the fourth quarter of 2011.

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Noninterest expense declined 1% compared to the prior quarter and remained stable compared to the fourth quarter of 2010. Lower employee compensation and benefits expense was predominantly offset by increases in credit-related expenses, legal accruals, and severance expense.

Credit Quality

•	Credit quality continued to improve with net charge-offs, nonperforming loans, and nonperforming assets all declining.

•	Early stage delinquencies increased due to the acquisition of government-guaranteed student loans; however, when excluding government-guaranteed loans, early stage delinquencies declined.

•	Net charge-offs declined 4% compared with the prior quarter and 24% compared with the fourth quarter of 2010. The annualized net charge-off ratio was 1.57% for the current quarter.

•	Nonperforming loans declined 10% during the quarter, the tenth consecutive quarterly decline. Nonperforming loans declined 29% from a year ago.

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Provision for credit losses declined. The allowance for loan losses was $2.5 billion, or 2.01% of total loans, as of December 31, 2011. When excluding government-guaranteed loans, the allowance for loan losses was 2.27%.

Balance Sheet

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Average loans increased 3% compared to the prior quarter. Commercial & industrial and guaranteed student loans were the primary drivers of the growth, while certain real estate-related loan portfolios continued to decline.

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Average client deposits grew to another record level, increasing $2.1 billion, or 2%, compared to the prior quarter. The favorable trend in the deposit mix toward lower-cost accounts continued as demand deposits increased $2.1 billion, or 7%, while higher-cost time deposits declined.

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Estimated capital ratios continue to be well above current regulatory requirements, as well as the Basel III proposed guidance. The Tier 1 capital and Tier 1 common ratios were estimated to be 10.95% and 9.25%, respectively, as of December 31, 2011.

Income Statement (presented on a fully taxable-equivalent basis)	4Q 2010	3Q 2011	4Q 2011
(Dollars in millions, except per share data)
Net income	$185	$215	$155
Net income available to common shareholders	114	211	152
Earnings per average common diluted share	0.23	0.39	0.28
Total revenue	2,326	2,196	2,047
Total revenue, excluding net securities gains/losses	2,262	2,194	2,028
Net interest income	1,294	1,293	1,324
Provision for credit losses	512	347	327
Noninterest income	1,032	903	723
Noninterest expense	1,548	1,560	1,547
Net interest margin	3.44%	3.49%	3.46%

Balance Sheet
(Dollars in billions)
Average loans	$114.9	$115.6	$119.5
Average consumer and commercial deposits	119.7	123.0	125.1

Capital
Tier 1 capital ratio(1)	13.67%	11.10%	10.95%
Tier 1 common equity ratio(1)	8.08%	9.31%	9.25%
Total average shareholders’ equity to total average assets	13.49%	11.62%	11.61%

Asset Quality
Net charge-offs to average loans (annualized)	2.14%	1.69%	1.57%
Allowance for loan losses to period end loans	2.58%	2.22%	2.01%
Nonperforming loans to total loans	3.54%	2.76%	2.37%
 (1) Current period Tier 1 capital and Tier 1 common equity ratios are estimated as of the date of this news release.

Consolidated Financial Performance
(Presented on a fully taxable-equivalent basis unless otherwise noted)
Revenue
Total revenue was $2,047 million for the quarter, lower by $149 million from the prior quarter and lower by $279 million from the fourth quarter of 2010. Net gains from the sales of securities were $19 million for the fourth quarter of 2011 compared to $2 million for the third quarter of 2011 and $64 million for the fourth quarter of 2010. Excluding net securities gains, total revenue decreased 8% and 10%, respectively, compared to the prior quarter and fourth quarter of 2010. The declines were predominantly due to a higher mortgage repurchase provision, a mortgage servicing rights (MSR) valuation adjustment, and lower card fee income, partially offset by higher net interest income.
For 2011, total revenue, excluding net securities gains, was $8,483 million, a modest decline of $25 million compared with 2010. The decrease in noninterest income, namely mortgage-related income and service charges on deposit accounts, was largely offset by increased net interest income.
Net Interest Income
For the fourth quarter of 2011, net interest income was $1,324 million compared with $1,293 million for the prior quarter and $1,294 million for the fourth quarter of 2010. The 2% increases over both the prior quarter and the fourth quarter of 2010 were driven by increased earning assets, lower rates on deposits, and a continued shift in the deposit mix toward low-cost deposits, largely offset by lower earning asset yields. For the year, net interest income increased 4%.

Net interest margin for the fourth quarter of 2011 was 3.46%, a decline of three basis points from the prior quarter and an increase of two basis points from the fourth quarter of 2010. On a sequential quarter basis, yields on earning assets declined eleven basis points, driven by lower loan and investment securities yields, while rates on interest-bearing liabilities declined nine basis points due to lower rates on deposits. Compared to the fourth quarter of 2010, the favorable shift in deposit mix, lower deposit rates, and reduced long-term debt contributed to a decline in interest-bearing liabilities of 25 basis points, more than offsetting the 20 basis point decline in earning asset yields. Net interest margin was 3.50% for 2011, up twelve basis points from 2010 due to the decline in rates on deposits more than offsetting the lower yield on earning assets.
Noninterest Income
Total noninterest income was $723 million for the fourth quarter of 2011 compared to $903 million for the prior quarter and $1,032 million for the fourth quarter of 2010. The $180 million decline compared to the prior quarter was driven by a higher mortgage repurchase provision, the MSR valuation adjustment associated with HARP 2.0, and lower card fee income. These declines were partially offset by higher investment banking income and an increase in net gains on the sale of investment securities. The decline of $309 million from the fourth quarter of 2010 was also largely attributable to the higher mortgage repurchase provision, the MSR valuation adjustment, and lower card fees, with additional declines occurring across most other fee income categories.
Mortgage production income was a loss of $62 million for the fourth quarter of 2011, compared to income of $54 million for the prior quarter and $41 million for the fourth quarter of 2010. The $116 million sequential quarter decrease was predominantly driven by a $98 million increase in the mortgage repurchase provision, due to higher agency-related repurchase requests and an increase in the mortgage repurchase reserve. As of December 31, 2011, reserves for mortgage repurchases totaled $320 million, an increase of $38 million from the prior quarter. Compared to the fourth quarter of 2010, mortgage production income declined $103 million, primarily due to an increase in the mortgage repurchase provision, partially offset by higher income from loan production activities.
Mortgage servicing income was $22 million for the fourth quarter of 2011 compared to $58 million for the prior quarter and $68 million for the fourth quarter of 2010. An increase in prepayment assumptions attributable to anticipated refinancing activity arising from the HARP 2.0 program resulted in a $38 million decline in the fair value of the MSR. The mortgage servicing portfolio was $158 billion at the end of the fourth quarter of 2011.
Card fee income was $62 million for the fourth quarter of 2011 compared to $104 million for the prior quarter and $99 million for the fourth quarter of 2010.  The decrease in the current quarter was a result of regulations on debit card interchange fee income that became effective at the beginning of this quarter.
Investment banking income was $87 million for the fourth quarter of 2011 compared to $68 million for the prior quarter and $103 million for the fourth quarter of 2010. The increase in the current quarter was due to higher loan syndication fee income. The decline relative to the fourth quarter of 2010 came across most capital markets fee categories, as the prior year quarter posted record investment banking revenue.
Trading account profits and commissions were $77 million for the fourth quarter of 2011 compared with $66 million for the prior quarter and $93 million for the fourth quarter of 2010. The $11 million sequential quarter increase was largely attributable to market conditions that were less volatile in the fourth quarter of 2011. Predominantly offsetting the increase from the more favorable market conditions was a $61 million decline in valuation gains related the Company's fair value debt and index-linked CDs, net of hedges. Such gains totaled $78 millio

n during the third quarter of 2011, driven by the widening of financial institutions' credit spreads amidst the third quarter market volatility; during the fourth quarter of 2011, these fair value gains, net of hedges, totaled $17 million. The $16 million decrease in trading account profits and commissions compared to the fourth quarter of 2010 was largely driven by lower valuation gains on illiquid securities.
Other noninterest income was $39 million for the fourth quarter of 2011 compared with $53 million for the prior quarter and $70 million for the fourth quarter of 2010. The $14 million sequential quarter decrease was largely driven by lower leasing gains and certain asset write-downs. The $31 million decline compared to the fourth quarter of 2010 was largely driven by a gain from the sale of the money market mutual fund business in the fourth quarter of 2010 and the aforementioned asset write-downs.
For the full year, noninterest income was $3.4 billion for 2011, lower by $308 million compared to the full year

2010. Decreases in mortgage-related income, service charges on deposit accounts (due to Reg. E), other fee income, and gains on sale of investment securities were partially offset by increased trust income, retail investment income, and higher valuation gains on the Company's fair value debt and index-linked CDs.
Noninterest Expense
Noninterest expense was $1,547 million for the current quarter compared to $1,560 million for the prior quarter and $1,548 million for the fourth quarter of 2010. The modest changes from both the sequential quarter and prior year were predominantly due to a decrease in employee compensation and benefits expenses offset by increases in severance expense, credit-related expenses, and operating losses.
Employee compensation and benefits expense declined from the prior quarter by $126 million, driven by a $60 million gain recorded in connection with the decision to curtail the Company's defined benefit pension plans, partially offset by a discretionary 401(k) contribution. Additionally, employee compensation and benefits declined due to a fourth quarter 2011 reduction in incentives that are tied to the Company's annual financial performance.  The $114 million decline in employee compensation and benefits from the fourth quarter of 2010 was attributable to these same factors.
Other noninterest expense increased $79 million from the prior quarter and $53 million from the prior year quarter. During the fourth quarter of 2011, the Company accrued $27 million in severance expense related to its Playbook for Profitable Growth (PPG) initiative. Significant strides in the design and implementation of the PPG initiatives occurred, resulting in the recognition of the severance costs and a decline in full-time equivalent employees. At year end 2011, $75 million in annualized expenses had been eliminated from the expense base, compared to the $300 million goal expected to be achieved by year end 2013. Credit and collections expenses increased by approximately $20 million from both the prior quarter and prior year quarter due to costs associated with the servicing and resolution of nonperforming loans. The remaining variance in other noninterest expense from the prior quarter was largely attributable to affordable housing write-downs and consulting expenses, which both increased by approximately $10 million.
Operating losses increased by $24 million from the prior quarter and $70 million from the prior year quarter. The sequential quarter increase was due to increased litigation-related expenses tied to specific claims. The increase from the fourth quarter of 2010 was primarily due to litigation expenses and operating losses associated with mortgage servicing. The Company recently commenced discussions related to a mortgage servicing settlement. Because these discussions are in the preliminary stages, we are not able to provide an estimate and have not recorded an accrual for the potential financial impact in the Company's 2011 financial results. We expect to provide an update on this matter in the upcoming Form 10-K, which may include recording a charge effective December 31, 2011, in accordance with the appropriate accounting standards.
For the year ended December 31, noninterest expense was $6.1 billion for 2011 and $5.9 billion for 2010. The 3% increase in the current year was attributable to increased employee compensation and benefits expenses, operating losses, and FDIC insurance premiums, partially offset by lower losses on the extinguishment of debt.  The increase in employee compensation and benefits was predominantly related to higher compensation arising from improved business performance as compared to the full year 2010, as well as increases during 2011 in client-facing full-time equivalent employees. This was partially offset by the gain related to the pension curtailment. The increase in operating losses related to increased mortgage-related expenses and litigation expenses tied to specific claims.  The increase in FDIC expense was the result of a change in the assessment methodology during the current year.

Income Taxes
For the fourth quarter of 2011, the Company recorded an income tax benefit of $18 million compared to an income tax provision of $45 million for both the third quarter of 2011 and fourth quarter of 2010. The effective tax rate of (12.9)% for the fourth quarter of 2011 compares to 17.3% for the prior quarter and 19.7% for the fourth quarter of 2010. The effective tax rate for each quarterly period was primarily the result of positive pre-tax earnings adjusted for net favorable permanent tax items, such as interest income from lending to tax-exempt entities and federal tax credits from community reinvestment activities. Such items, together with the decline in pre-tax earnings from the third quarter of 2011, resulted in the negative effective tax rate for the current quarter. For 2011, the Company recognized an income tax provision of $118 million and an effective tax rate of 13.9% compared to an income tax benefit of $185 million in 2010.

U.S. Treasury Preferred Dividends
The Company formerly paid dividends to the U.S. Treasury on its $4.85 billion of TARP preferred securities. The Company redeemed these shares at the end of the first quarter of 2011 and, therefore, did not pay such dividends during the last three quarters of 2011. The first quarter of 2011 included $66 million of preferred dividends paid to the U.S. Treasury as well as a $74 million non-cash charge associated with the redemption of the TARP preferred shares. The fourth quarter of 2010 included $67 million of preferred dividends paid to the U.S. Treasury.
Balance Sheet
As of December 31, 2011, the Company had total assets of $176.9 billion and shareholders’ equity of $20.1 billion, representing 11.4% of total assets. Book value and tangible book value per common share were $37.01 and $25.33, respectively, as of December 31, 2011, both down 1% from the third quarter, predominantly due to lower accumulated other comprehensive income from market-related items, partially offset by higher retained earnings.
Loans
Average loans for the fourth quarter of 2011 were $119.5 billion, compared to average loans of $115.6 billion and $114.9 billion during the third quarter of 2011 and the fourth quarter of 2010, respectively. On a sequential quarter basis, the $3.8 billion, or 3% growth was concentrated in commercial & industrial loans, which increased $2.2 billion, or 5%, and government-guaranteed student loans, which grew $1.2 billion as a result of portfolio acquisitions. Higher-risk loan categories such as home equity, commercial real estate, and construction loans continued to decline. Average loans increased $4.5 billion, or 4%, over the fourth quarter of 2010. Growth over the prior year was driven by targeted loan categories, including commercial & industrial, indirect auto, and government-guaranteed student and residential mortgage loans, which increased by approximately $8 billion combined, while residential real estate categories declined. The risk profile of the loan portfolio continued to improve during the year; in addition to higher-risk loan categories declining meaningfully, approximately 11% of the Company’s loan portfolio was comprised of government-guaranteed loans as of December 31, 2011, up from 8% at the end of 2010.
Deposits
Average consumer and commercial deposits for the fourth quarter of 2011 were $125.1 billion, compared to $123.0 billion and $119.7 billion for the third quarter of 2011 and fourth quarter of 2010, respectively. The favorable shift in the deposit mix continued during the quarter, with the $2.1 billion sequential quarter growth in average deposits being driven by a $2.1 billion, or 7%, increase in demand deposits and a $1.0 billion, or 4%, increase in NOW accounts. Time deposits declined $0.8 billion, or 4%.
Compared with the fourth quarter of 2010, average consumer and commercial deposits increased $5.4 billion, or 4%. Average low-cost deposits increased a combined $8.3 billion, or 8%, while time deposits declined $2.9 billion, or 13%.
Capital and Liquidity
The Company’s estimated capital ratios are well above regulatory requirements, as well as the proposed guidelines recently published by the Basel Committee and endorsed by U.S. regulatory agencies. The Tier 1 capital and Tier 1 common ratios were estimated at 10.95% and 9.25%, respectively. The ratios of total equity to total assets and tangible equity to tangible assets were 11.39% and 8.14%, respectively, as of December 31, 2011. The Company continues to have substantial available liquidity provided in the form of its client deposit base, other available funding resources, and the retention of cash and high-quality government-backed securities.
Asset Quality

Asset quality continued to improve during the quarter, with declining net charge-offs, nonperforming loans, and nonperforming assets. Nonperforming loans totaled $2.9 billion as of December 31, 2011, a decline of $336 million, or 10%, from the prior quarter, marking the tenth consecutive quarterly decline. The percentage of nonperforming loans to total loans declined to 2.37%, down 39 basis points from the prior quarter. The sequential quarter decline was primarily driven by reductions in commercial construction, commercial real estate, and commercial & industrial loans, while residential mortgage nonperforming loans also declined modestly. Compared to December 31, 2010, nonperforming loans declined $1.2 billion, or 29%, with the most significant reductions in commercial construction; also contributing to the decline were residential mortgages, commercial & industrial, and residential construction loans. Other real estate owned totaled $479 million at the end of the quarter, down 6% on a sequential quarter basis and down 20% since December 31, 2010.
Net charge-offs were $472 million in the current quarter compared to $492 million for the prior quarter and $621 million for the fourth quarter of 2010. The $20 million sequential quarter decline was concentrated in commercial construction, partially offset by increases in commercial & industrial and non-guaranteed residential mortgages. Compared to the fourth quarter of 2010, net charge-offs decreased $149 million, or 24%, with declines across almost all loan categories, most prominently non-guaranteed mortgages, commercial construction, commercial & industrial, and home equity. The ratio of annualized net charge-offs to total average loans was 1.57%, a decline of twelve basis points and 57 basis points from the third quarter of 2011 and the fourth quarter of 2010, respectively. The provision for credit losses was $327 million, a decline of $20 million and $185 million from the third quarter of 2011 and the fourth quarter of 2010, respectively.
As of December 31, 2011, the allowance for loan losses was $2.5 billion and represented 2.01% of total loans, down 21 basis points from September 30, 2011. The $143 million decline in the allowance for loan losses during the fourth quarter of 2011 was reflective of the continued improvement in asset quality.
Early stage delinquencies increased to 1.17%, an increase of thirteen basis points from the end of the third quarter of 2011. This quarterly increase was due to the fourth quarter 2011 acquisition of certain student loan portfolios, which carry a government guarantee. Excluding all government-guaranteed loans, early stage delinquencies were 0.68%, a decline of two basis points from September 30, 2011.
Accruing restructured loans totaled $2.8 billion, and nonaccruing restructured loans totaled $802 million as of December 31, 2011. Accruing restructured loans remained stable, while nonaccruing restructured loans declined $81 million compared to the prior quarter. $3.1 billion of restructured loans related to residential loans, while $0.5 billion were commercial loans.

LINE OF BUSINESS FINANCIAL PERFORMANCE
Line of Business Results
The Company has included line of business financial tables as part of this release on the Investor Relations portion of its website at www.suntrust.com/investorrelations. The Company’s business segments are: Retail Banking, Diversified Commercial Banking, Corporate and Investment Banking, Mortgage, Wealth and Investment Management, and Commercial Real Estate. All revenue in the line of business tables is reported on a fully taxable-equivalent basis. For the lines of business, results include net interest income, which is computed using matched-maturity funds transfer pricing. Further, provision for loan losses is represented by net charge-offs. SunTrust also reports results for Corporate Other and Treasury, which includes the Treasury department as well as the residual expense associated with operational and support expense allocations. The Corporate Other and Treasury segment also includes differences created between internal management accounting practices and generally accepted accounting principles, certain matched-maturity funds transfer pricing credits and charges, differences in provision for loan losses compared to net charge-offs, as well as equity and its related impact. A detailed discussion of the line of business results will be included in the Company’s forthcoming annual report on Form 10-K.
Corresponding Financial Tables and Information
Investors are encouraged to review the foregoing summary and discussion of SunTrust’s earnings and financial condition in conjunction with the detailed financial tables and information which SunTrust has also published today and SunTrust’s forthcoming annual report on Form 10-K. Detailed financial tables and other information are also available on the Investor Relations portion of the Company’s website at www.suntrust.com/investorrelations. This information is also included in a current report on Form 8-K furnished with the Securities and Exchange Commission today.
Conference Call
SunTrust management will host a conference call on January 20, 2012, at 8:00 a.m. (Eastern Time) to discuss the earnings results and business trends. Individuals may call in beginning at 7:45 a.m. (Eastern Time) by dialing 1-888-972-7805 (Passcode: 4Q11). Individuals calling from outside the United States should dial 1-517-308-9091 (Passcode: 4Q11). A replay of the call will be available approximately one hour after the call ends on January 20, 2012, and will remain available until February 4, 2012, by dialing 1-800-294-2480 (domestic) or 1-203-369-3227 (international). Alternatively, individuals may listen to the live webcast of the presentation by visiting the SunTrust investor relations website at www.suntrust.com/investorrelations. Beginning the afternoon of January 20, 2012, listeners may access an archived version of the webcast in the “Webcasts and Presentations” subsection found on the investor relations webpage. This webcast will be archived and available for one year. A link to the Investor Relations page is also found in the footer of the SunTrust home page.
SunTrust Banks, Inc., headquartered in Atlanta, is one of the nation’s largest banking organizations, serving a broad range of consumer, commercial, corporate and institutional clients. The Company operates an extensive branch and ATM network throughout the Southeast and Mid-Atlantic States and a full array of technology-based, 24-hour delivery channels. The Company also serves clients in selected markets nationally. Its primary businesses include deposit, credit, and trust and investment management services. Through various subsidiaries, the Company provides mortgage banking, insurance, brokerage, equipment leasing, and capital markets services. SunTrust’s Internet address is www.suntrust.com.

Important Cautionary Statement About Forward-Looking Statements
This news release includes non-GAAP financial measures to describe SunTrust’s performance. The reconciliations of those measures to GAAP measures are provided within or in the appendix to this news release. In this news release, the Company presents net interest income and net interest margin on a fully taxable-equivalent (“FTE”) basis, and ratios on an annualized basis. The FTE basis adjusts for the tax-favored status of income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and provides relevant comparison between taxable and non-taxable amounts.
This news release may contain forward-looking statements. Any statement that does not describe historical or current facts, is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “goals,” “targets,” “initiatives,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events.
Forward-looking statements are subject to significant risks and uncertainties. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Part I, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2010, and in Part II, “Item 1A. Risk Factors” in our Quarterly Reports on Form 10-Q for the periods ended March 31, 2011, June 30, 2011, and September 30, 2011, and in other periodic reports that we file with the SEC. Those factors include: difficult market conditions have adversely affected our industry; concerns over market volatility continue; the Dodd-Frank Act makes fundamental changes in the regulation of the financial services industry, some of which may adversely affect our business; we are subject to capital adequacy and liquidity guidelines and, if we fail to meet these guidelines, our financial condition would be adversely affected; emergency measures designed to stabilize the U.S. banking system are beginning to wind down; we are subject to credit risk; our ALLL may not be ended December 31, 2010, and in Part II, “Item 1A. Risk Factors” in our Quarterly Reports on Form 10-Q for the periods ended March 31, 2011, June 30, 2011, and September 30, 2011, and in other periodic reports that we file with the SEC. Those factors include: difficult market conditions have adversely affected our industry; concerns over market volatility continue; the Dodd-Frank Act makes fundamental changes in the regulation of the financial services industry, some of which may adversely affect our business; we are subject to capital adequacy and liquidity guidelines and, if we fail to meet these guidelines, our financial condition would be adversely affected; emergency measures designed to stabilize the U.S. banking system are beginning to wind down; we are subject to credit risk; our ALLL may not be adequate to cover our eventual losses; we will realize future losses if the proceeds we receive upon liquidation of nonperforming assets are less than the carrying value of such assets; weakness in the economy and in the real estate market, including specific weakness within our geographic footprint, has adversely affected us and may continue to adversely affect us; weakness in the real estate market, including the secondary residential mortgage loan markets, has adversely affected us and may continue to adversely affect us; we are subject to certain risks related to originating and selling mortgages; we may be required to repurchase mortgage loans or indemnify mortgage loan purchasers as a result of breaches of representations and warranties, borrower fraud, or certain borrower defaults, which could harm our liquidity, results of operations, and financial condition; we are subject to risks related to delays in the foreclosure process; we may continue to suffer increased losses in our loan portfolio despite enhancement of our underwriting policies; as a financial services company, adverse changes in general business or economic conditions could have a material adverse effect on our financial condition and results of operations; changes in market interest rates or capital markets could adversely affect our revenue and expense, the value of assets and obligations, and the availability and cost of capital or liquidity; the fiscal and monetary policies of the federal government and its agencies could have a material adverse effect on our earnings; depressed market values for our stock may require us to write down goodwill; clients could pursue alternatives to bank deposits, causing us to lose a relatively inexpensive source of funding; consumers may decide not to use banks to complete their financial transactions, which could affect net income; we have businesses other than banking which subject us to a variety of risks; hurricanes and other natural or man-made disasters may adversely affect loan portfolios and operations and increase the cost of doing business; negative public opinion could damage our reputation and adversely impact business and revenues; the soundness of other financial institutions could adversely affect us; we rely on other companies to provide key components of our business infrastructure; we rely on our systems, employees, and certain counterparties, and certain failures could materially adversely affect our operations; we depend on the accuracy and completeness of information about clients and counterparties; regulation by federal and state agencies could adversely affect the business, revenue, and profit margins; competition in the financial services industry is intense and could result in losing business or margin declines; maintaining or increasing market share depends on market acceptance and regulatory approval of new products and services; we might not pay dividends on your common stock; disruptions in our ability to access global capital markets may negatively affect our capital resources and liquidity; any reduction in our credit rating could increase the cost of our funding from the capital markets; we have in the past and may in the future pursue acquisitions, which could affect costs and from which we may not be able to realize anticipated benefits; we are subject to certain litigation, and our expenses related to this litigation may adversely affect our results; we depend on the expertise of key personnel, and if these individuals leave or change their roles without effective replacements, our operations may suffer; we may not be able to hire or retain additional qualified personnel and recruiting and compensation costs may increase as a result of turnover, both of which may increase costs and reduce profitability and may adversely impact our ability to implement our business strategies; our accounting policies and processes are critical to how we report our financial condition and results of operations and require management to make estimates about matters that are uncertain; changes in our accounting policies or in accounting standards could materially affect how we report our financial results and condition; our stock price can be volatile; our disclosure controls and procedures may not prevent or detect all errors or acts of fraud; our financial instruments carried at fair value expose us to certain market risks; our revenues derived from our investment securities may be volatile and subject to a variety of risks; and we may enter into transactions with off-balance sheet affiliates or our subsidiaries.

SunTrust Banks, Inc. and Subsidiaries
FINANCIAL HIGHLIGHTS
(Dollars in millions, except per share data) (Unaudited)

	Three Months Ended December 31%			Twelve Months Ended December 31%
	2011	2010	Change [5]	2011	2010	Change [5]
EARNINGS & DIVIDENDS
Net income	$155	$185	(16)%	$728	$189	NM
Net income/(loss) available to common shareholders	152	114	33	576	(87)	NM
Total revenue - FTE [1,2]	2,047	2,326	(12)	8,600	8,699	(1)%
Total revenue - FTE excluding securities gains, net [1,2]	2,028	2,262	(10)	8,483	8,508	—
Net income/(loss) per average common share
Diluted [4]	0.28	0.23	22	1.09	(0.18)	NM
Diluted excluding effect of accelerated accretion associated with repurchase of preferred stock issued to the U.S. Treasury [1,4]	0.28	0.23	22	1.23	(0.18)	NM
Basic	0.29	0.23	26	1.10	(0.18)	NM
Dividends paid per common share	0.05	0.01	NM	0.12	0.04	NM
CONDENSED BALANCE SHEETS
Selected Average Balances
Total assets	$174,085	$174,768	—%	$172,440	$172,375	—%
Earning assets	151,561	149,114	2	147,802	147,187	—
Loans	119,474	114,930	4	116,308	113,925	2
Consumer and commercial deposits	125,072	119,688	4	122,672	117,129	5
Brokered time and foreign deposits	2,293	2,827	(19)	2,386	2,916	(18)
Total shareholders’ equity	20,208	23,576	(14)	20,696	22,834	(9)
As of
Total assets	176,859	172,874	2
Earning assets	154,696	148,473	4
Loans	122,495	115,975	6
Allowance for loan and lease losses	2,457	2,974	(17)
Consumer and commercial deposits	125,611	120,025	5
Brokered time and foreign deposits	2,311	3,019	(23)
Total shareholders’ equity	20,147	23,130	(13)
FINANCIAL RATIOS & OTHER DATA
Return on average total assets	0.35%	0.42%	(17)%	0.42%	0.11%	NM
Return on average common shareholders’ equity	3.02	2.44	24	2.97	(0.49)	NM
Net interest margin [2]	3.46	3.44	1	3.50	3.38	4%
Efficiency ratio [2]	75.59	66.57	14	71.10	67.94	5
Tangible efficiency ratio [1,2]	75.12	66.07	14	70.59	67.36	5
Effective tax rate/(benefit)	(12.89)	19.66	NM	13.94	NM	NM
Tier 1 common equity [3]	9.25	8.08	14
Tier 1 capital [3]	10.95	13.67	(20)
Total capital [3]	13.70	16.54	(17)
Tier 1 leverage [3]	8.80	10.94	(20)
Total average shareholders’ equity to total average assets	11.61	13.49	(14)	12.00	13.25	(9)
Tangible equity to tangible assets [1]	8.14	10.12	(20)

Book value per common share	$37.01	$36.34	2
Tangible book value per common share [1]	25.33	23.76	7
Market price:
High	21.31	29.82	(29)	33.14	31.92	4
Low	15.79	23.25	(32)	15.79	20.16	(22)
Close	17.70	29.51	(40)	17.70	29.51	(40)
Market capitalization	9,504	14,768	(36)
Average common shares outstanding (000s)
Diluted	535,717	499,423	7	527,618	498,744	6
Basic	532,146	495,710	7	523,995	495,361	6
Full-time equivalent employees	29,182	29,056	—
Number of ATMs	2,899	2,918	(1)
Full service banking offices	1,659	1,668	(1)

[1]	See Appendix A for reconcilements of non-GAAP performance measures.

[2]
Total revenue, net interest margin, and efficiency ratios are presented on a fully taxable-equivalent (“FTE”) basis. The FTE basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources. Total revenue - FTE equals net interest income on a FTE basis plus noninterest income.

[3]	Current period tier 1 common equity, tier 1 capital, total capital and tier 1 leverage ratios are estimated as of the earnings release date.

[4]
For earnings per share calculation purposes, the impact of dilutive securities are excluded from the diluted share count during periods that the Company has recognized a net loss available to common shareholders because the impact would be antidilutive.

[5]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries
FIVE QUARTER FINANCIAL HIGHLIGHTS
(Dollars in millions, except per share data) (Unaudited)

	Three Months Ended
	December 31 2011	September 30 2011	June 30 2011	March 31 2011	December 31 2010
EARNINGS & DIVIDENDS
Net income	$155	$215	$178	$180	$185
Net income available to common shareholders	152	211	174	38	114
Total revenue - FTE [1,2]	2,047	2,196	2,198	2,160	2,326
Total revenue - FTE excluding securities gains, net [1,2]	2,028	2,194	2,166	2,096	2,262
Net income per average common share
Diluted	0.28	0.39	0.33	0.08	0.23
Diluted excluding effect of accelerated accretion associated with repurchase of preferred stock issued to the U.S. Treasury [1]	0.28	0.39	0.33	0.22	0.23
Basic	0.29	0.40	0.33	0.08	0.23
Dividends paid per common share	0.05	0.05	0.01	0.01	0.01
CONDENSED BALANCE SHEETS
Selected Average Balances
Total assets	$174,085	$172,076	$170,527	$173,066	$174,768
Earning assets	151,561	146,836	145,985	146,786	149,114
Loans	119,474	115,638	114,920	115,162	114,930
Consumer and commercial deposits	125,072	122,974	121,879	120,710	119,688
Brokered time and foreign deposits	2,293	2,312	2,340	2,606	2,827
Total shareholders’ equity	20,208	20,000	19,509	23,107	23,576
As of
Total assets	176,859	172,553	172,173	170,794	172,874
Earning assets	154,696	148,991	146,367	145,895	148,473
Loans	122,495	117,475	114,913	114,932	115,975
Allowance for loan and lease losses	2,457	2,600	2,744	2,854	2,974
Consumer and commercial deposits	125,611	123,933	121,671	121,559	120,025
Brokered time and foreign deposits	2,311	2,318	3,250	2,426	3,019
Total shareholders’ equity	20,147	20,200	19,660	19,223	23,130
FINANCIAL RATIOS & OTHER DATA
Return on average total assets	0.35%	0.50%	0.42%	0.42%	0.42%
Return on average common shareholders’ equity	3.02	4.23	3.61	0.84	2.44
Net interest margin [2]	3.46	3.49	3.53	3.53	3.44
Efficiency ratio [2]	75.59	71.05	70.17	67.83	66.57
Tangible efficiency ratio [1,2]	75.12	70.55	69.64	67.32	66.07
Effective tax rate	(12.89)	17.33	24.45	15.54	19.66
Tier 1 common equity [3]	9.25	9.31	9.22	9.05	8.08
Tier 1 capital [3]	10.95	11.10	11.11	11.00	13.67
Total capital [3]	13.70	13.91	14.01	13.92	16.54
Tier 1 leverage [3]	8.80	8.90	8.92	8.72	10.94
Total average shareholders’ equity to total average assets	11.61	11.62	11.44	13.35	13.49
Tangible equity to tangible assets [1]	8.14	8.38	8.07	7.87	10.12

Book value per common share	$37.01	$37.29	$36.30	$35.49	$36.34
Tangible book value per common share [1]	25.33	25.60	24.57	23.79	23.76
Market price:
High	21.31	26.52	30.13	33.14	29.82
Low	15.79	16.51	24.63	27.38	23.25
Close	17.70	17.95	25.80	28.84	29.51
Market capitalization	9,504	9,639	13,852	15,482	14,768
Average common shares outstanding (000s)
Diluted	535,717	535,395	535,416	503,503	499,423
Basic	532,146	531,928	531,792	499,669	495,710
Full-time equivalent employees	29,182	29,483	29,235	29,052	29,056
Number of ATMs	2,899	2,889	2,919	2,924	2,918
Full service banking offices	1,659	1,658	1,661	1,665	1,668

[1]	See Appendix A for reconcilements of non-GAAP performance measures.

[2]
Total revenue, net interest margin, and efficiency ratios are presented on a fully taxable-equivalent (“FTE”) basis. The FTE basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources. Total revenue - FTE equals net interest income on a FTE basis plus noninterest income.

[3]	Current period tier 1 common equity, tier 1 capital, total capital and tier 1 leverage ratios are estimated as of the earnings release date.

SunTrust Banks, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in millions, except per share data) (Unaudited)

	Three Months Ended		Increase/(Decrease) [3]		Twelve Months Ended		Increase/(Decrease) [3]
	December 31				December 31
	2011	2010	Amount	%	2011	2010	Amount	%
Interest income	$1,543	$1,595	($52)	(3)%	$6,181	$6,343	($162)	(3)%
Interest expense	249	329	(80)	(24)	1,116	1,489	(373)	(25)
NET INTEREST INCOME	1,294	1,266	28	2	5,065	4,854	211	4
Provision for credit losses	327	512	(185)	(36)	1,513	2,651	(1,138)	(43)
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	967	754	213	28	3,552	2,203	1,349	61
NONINTEREST INCOME
Service charges on deposit accounts	176	172	4	2	685	760	(75)	(10)
Trust and investment management income	127	130	(3)	(2)	531	503	28	6
Retail investment services	55	57	(2)	(4)	230	205	25	12
Other charges and fees	121	135	(14)	(10)	507	534	(27)	(5)
Investment banking income	87	103	(16)	(16)	317	313	4	1
Trading account profits and commissions	77	93	(16)	(17)	248	173	75	43
Card fees	62	99	(37)	(37)	371	376	(5)	(1)
Mortgage production related (loss)/income	(62)	41	(103)	NM	(5)	127	(132)	NM
Mortgage servicing related income	22	68	(46)	(68)	224	358	(134)	(37)
Other noninterest income	39	70	(31)	(44)	196	189	7	4
Net securities gains	19	64	(45)	(70)	117	191	(74)	(39)
Total noninterest income	723	1,032	(309)	(30)	3,421	3,729	(308)	(8)
NONINTEREST EXPENSE
Employee compensation and benefits	624	738	(114)	(15)	2,876	2,821	55	2
Net occupancy expense	88	88	—	—	356	361	(5)	(1)
Outside processing and software	169	174	(5)	(3)	653	638	15	2
Equipment expense	46	46	—	—	178	174	4	2
Marketing and customer development	59	56	3	5	184	177	7	4
Amortization of intangible assets	9	12	(3)	(25)	43	51	(8)	(16)
Net (gain)/loss on extinguishment of debt	—	4	(4)	(100)	(3)	70	(73)	NM
Operating losses	96	26	70	NM	257	83	174	NM
FDIC premium/regulatory exams	68	69	(1)	(1)	300	265	35	13
Other noninterest expense	388	335	53	16	1,270	1,271	(1)	—
Total noninterest expense	1,547	1,548	(1)	—	6,114	5,911	203	3
INCOME BEFORE (BENEFIT)/PROVISION FOR INCOME TAXES	143	238	(95)	(40)	859	21	838	NM
(Benefit)/Provision for income taxes	(18)	45	(63)	NM	118	(185)	303	NM
INCOME INCLUDING INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	161	193	(32)	(17)	741	206	535	NM
Net income attributable to noncontrolling interest	6	8	(2)	(25)	13	17	(4)	(24)
NET INCOME	$155	$185	($30)	(16)%	$728	$189	$539	NM
NET INCOME/(LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$152	$114	$38	33%	$576	($87)	$663	NM
Net interest income - FTE [1]	1,324	1,294	30	2	5,179	4,970	209	4
Net income/(loss) per average common share
Diluted [2]	0.28	0.23	0.05	22	1.09	(0.18)	1.27	NM
Basic	0.29	0.23	0.06	26	1.10	(0.18)	1.28	NM
Cash dividends paid per common share	0.05	0.01	0.04	NM	0.12	0.04	0.08	NM
Average common shares outstanding (000s)
Diluted	535,717	499,423	36,294	7	527,618	498,744	28,874	6
Basic	532,146	495,710	36,436	7	523,995	495,361	28,634	6

[1]
Net interest income includes the effects of FTE adjustments using a federal tax rate of 35% and state income taxes where applicable to increase tax-exempt interest income to a taxable-equivalent basis. See Appendix A for a reconcilement of this non-GAAP measure to the related GAAP measure.

[2]
For earnings per share calculation purposes, the impact of dilutive securities are excluded from the diluted share count during periods that the Company has recognized a net loss available to common shareholders because the impact would be antidilutive.

[3]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries
FIVE QUARTER CONSOLIDATED STATEMENTS OF INCOME
(Dollars in millions, except per share data) (Unaudited)

	Three Months Ended				Three Months Ended
	December 31	September 30	Increase/(Decrease) [2]		June 30	March 31	December 31
	2011	2011	Amount	%	2011	2011	2010
Interest income	$1,543	$1,538	$5	—%	$1,546	$1,554	$1,595
Interest expense	249	275	(26)	(9)	287	305	329
NET INTEREST INCOME	1,294	1,263	31	2	1,259	1,249	1,266
Provision for credit losses	327	347	(20)	(6)	392	447	512
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	967	916	51	6	867	802	754
NONINTEREST INCOME
Service charges on deposit accounts	176	176	—	—	170	163	172
Trust and investment management income	127	134	(7)	(5)	135	135	130
Retail investment services	55	58	(3)	(5)	59	58	57
Other charges and fees	121	130	(9)	(7)	130	126	135
Investment banking income	87	68	19	28	95	67	103
Trading account profits and commissions	77	66	11	17	53	52	93
Card fees	62	104	(42)	(40)	105	100	99
Mortgage production related (loss)/income	(62)	54	(116)	NM	4	(1)	41
Mortgage servicing related income	22	58	(36)	(62)	72	72	68
Other noninterest income	39	53	(14)	(26)	57	47	70
Net securities gains	19	2	17	NM	32	64	64
Total noninterest income	723	903	(180)	(20)	912	883	1,032
NONINTEREST EXPENSE
Employee compensation and benefits	624	750	(126)	(17)	748	754	738
Net occupancy expense	88	90	(2)	(2)	89	89	88
Outside processing and software	169	164	5	3	162	158	174
Equipment expense	46	44	2	5	44	44	46
Marketing and customer development	59	41	18	44	46	38	56
Amortization of intangible assets	9	11	(2)	(18)	12	11	12
Net (gain)/loss on extinguishment of debt	—	(1)	1	(100)	(1)	(1)	4
Operating losses	96	72	24	33	62	27	26
FDIC premium/regulatory exams	68	80	(12)	(15)	81	71	69
Other noninterest expense	388	309	79	26	299	274	335
Total noninterest expense	1,547	1,560	(13)	(1)	1,542	1,465	1,548
INCOME BEFORE (BENEFIT)/PROVISION FOR INCOME TAXES	143	259	(116)	(45)	237	220	238
(Benefit)/Provision for income taxes	(18)	45	(63)	NM	58	33	45
INCOME INCLUDING INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	161	214	(53)	(25)	179	187	193
Net income/(loss) attributable to noncontrolling interest	6	(1)	7	NM	1	7	8
NET INCOME	$155	$215	($60)	(28)%	$178	$180	$185
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$152	$211	($59)	(28)%	$174	$38	$114
Net interest income - FTE [1]	1,324	1,293	31	2	1,286	1,277	1,294
Net income per average common share
Diluted	0.28	0.39	(0.11)	(28)	0.33	0.08	0.23
Basic	0.29	0.40	(0.11)	(28)	0.33	0.08	0.23
Cash dividends paid per common share	0.05	0.05	—	—	0.01	0.01	0.01
Average common shares outstanding (000s)
Diluted	535,717	535,395	322	—	535,416	503,503	499,423
Basic	532,146	531,928	218	—	531,792	499,669	495,710

[1]
Net interest income includes the effects of FTE adjustments using a federal tax rate of 35% and state income taxes where applicable to increase tax-exempt interest income to a taxable-equivalent basis. See Appendix A for a reconcilement of this non-GAAP measure to the related GAAP measure.

[2]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(Dollars in millions and shares in thousands) (Unaudited)

	As of December 31		Increase/(Decrease)[2]
	2011	2010	Amount	%
ASSETS
Cash and due from banks	$3,696	$4,296	($600)	(14)%
Interest-bearing deposits in other banks	21	24	(3)	(13)
Funds sold and securities purchased under agreements to resell	792	1,058	(266)	(25)
Trading assets	6,279	6,175	104	2
Securities available for sale	28,117	26,895	1,222	5
Loans held for sale	2,353	3,501	(1,148)	(33)
Loans held for investment:
Commercial & industrial	49,538	44,753	4,785	11
Commercial real estate	5,094	6,167	(1,073)	(17)
Commercial construction	1,240	2,568	(1,328)	(52)
Residential mortgages - guaranteed	6,672	4,520	2,152	48
Residential mortgages - nonguaranteed	23,243	23,959	(716)	(3)
Residential home equity products	15,765	16,751	(986)	(6)
Residential construction	980	1,291	(311)	(24)
Consumer student loans - guaranteed	7,199	4,260	2,939	69
Consumer other direct	2,059	1,722	337	20
Consumer indirect	10,165	9,499	666	7
Consumer credit cards	540	485	55	11
Total loans held for investment	122,495	115,975	6,520	6
Allowance for loan and lease losses	(2,457)	(2,974)	(517)	(17)
Net loans held for investment	120,038	113,001	7,037	6
Goodwill	6,344	6,323	21	—
Other intangible assets	1,017	1,571	(554)	(35)
Other real estate owned	479	596	(117)	(20)
Other assets	7,723	9,434	(1,711)	(18)
Total assets[1]	$176,859	$172,874	$3,985	2%
LIABILITIES
Deposits:
Noninterest-bearing consumer and commercial deposits	$34,359	$27,290	$7,069	26%
Interest-bearing consumer and commercial deposits:
NOW accounts	26,171	26,115	56	—
Money market accounts	42,312	42,005	307	1
Savings	4,664	4,094	570	14
Consumer time	11,661	12,879	(1,218)	(9)
Other time	6,444	7,642	(1,198)	(16)
Total consumer and commercial deposits	125,611	120,025	5,586	5
Brokered time deposits	2,281	2,365	(84)	(4)
Foreign deposits	30	654	(624)	(95)
Total deposits	127,922	123,044	4,878	4
Funds purchased	839	951	(112)	(12)
Securities sold under agreements to repurchase	1,644	2,180	(536)	(25)
Other short-term borrowings	8,983	2,690	6,293	NM
Long-term debt	10,908	13,648	(2,740)	(20)
Trading liabilities	1,806	2,678	(872)	(33)
Other liabilities	4,610	4,553	57	1
Total liabilities	156,712	149,744	6,968	5
SHAREHOLDERS' EQUITY
Preferred stock, no par value	275	4,942	(4,667)	(94)
Common stock, $1.00 par value	550	515	35	7
Additional paid in capital	9,306	8,403	903	11
Retained earnings	9,059	8,542	517	6
Treasury stock, at cost, and other	(792)	(888)	(96)	(11)
Accumulated other comprehensive income	1,749	1,616	133	8
Total shareholders' equity	20,147	23,130	(2,983)	(13)
Total liabilities and shareholders' equity	$176,859	$172,874	$3,985	2%

Common shares outstanding	536,967	500,436	36,531	7%
Common shares authorized	750,000	750,000	—	—
Preferred shares outstanding	3	50	(47)	(94)
Preferred shares authorized	50,000	50,000	—	—
Treasury shares of common stock	12,954	14,231	(1,277)	(9)
1Includes earning assets of $154,696 and $148,473 as of December 31, 2011 and 2010, respectively.
2“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries
FIVE QUARTER CONSOLIDATED BALANCE SHEETS
(Dollars in millions and shares in thousands) (Unaudited)

	As of				As of
	December 31	September 30	Increase/(Decrease) [2]		June 30	March 31	December 31
	2011	2011	Amount	%	2011	2011	2010
ASSETS
Cash and due from banks	$3,696	$4,637	($941)	(20)%	$5,633	$5,216	$4,296
Interest-bearing deposits in other banks	21	21	—	—	20	20	24
Funds sold and securities purchased under agreements to resell	792	842	(50)	(6)	1,134	981	1,058
Trading assets	6,279	6,288	(9)	—	6,586	6,289	6,175
Securities available for sale	28,117	27,502	615	2	27,216	26,569	26,895
Loans held for sale	2,353	2,243	110	5	2,052	2,165	3,501
Loans held for investment:
Commercial & industrial	49,538	47,985	1,553	3	45,922	45,080	44,753
Commercial real estate	5,094	5,330	(236)	(4)	5,707	6,043	6,167
Commercial construction	1,240	1,390	(150)	(11)	1,740	2,109	2,568
Residential mortgages - guaranteed	6,672	4,449	2,223	50	4,513	4,516	4,520
Residential mortgages - nonguaranteed	23,243	23,517	(274)	(1)	23,224	23,443	23,959
Residential home equity products	15,765	15,980	(215)	(1)	16,169	16,382	16,751
Residential construction	980	1,046	(66)	(6)	1,118	1,208	1,291
Consumer student loans - guaranteed	7,199	5,333	1,866	35	4,620	4,477	4,260
Consumer other direct	2,059	1,945	114	6	1,863	1,786	1,722
Consumer indirect	10,165	10,003	162	2	9,630	9,469	9,499
Consumer credit cards	540	497	43	9	407	419	485
Total loans held for investment	122,495	117,475	5,020	4	114,913	114,932	115,975
Allowance for loan and lease losses	(2,457)	(2,600)	(143)	(6)	(2,744)	(2,854)	(2,974)
Net loans held for investment	120,038	114,875	5,163	4	112,169	112,078	113,001
Goodwill	6,344	6,344	—	—	6,343	6,324	6,323
Other intangible assets	1,017	1,138	(121)	(11)	1,539	1,659	1,571
Other real estate owned	479	509	(30)	(6)	483	534	596
Other assets	7,723	8,154	(431)	(5)	8,998	8,959	9,434
Total assets[1]	$176,859	$172,553	$4,306	2%	$172,173	$170,794	$172,874
LIABILITIES
Deposits:
Noninterest-bearing consumer and commercial deposits	$34,359	$32,447	$1,912	6%	$30,591	$28,521	$27,290
Interest-bearing consumer and commercial deposits:
NOW accounts	26,171	24,670	1,501	6	24,330	25,462	26,115
Money market accounts	42,312	43,236	(924)	(2)	42,427	43,055	42,005
Savings	4,664	4,644	20	—	4,600	4,518	4,094
Consumer time	11,661	12,177	(516)	(4)	12,598	12,747	12,879
Other time	6,444	6,759	(315)	(5)	7,125	7,256	7,642
Total consumer and commercial deposits	125,611	123,933	1,678	1	121,671	121,559	120,025
Brokered time deposits	2,281	2,283	(2)	—	2,345	2,369	2,365
Foreign deposits	30	35	(5)	(14)	905	57	654
Total deposits	127,922	126,251	1,671	1	124,921	123,985	123,044
Funds purchased	839	998	(159)	(16)	939	1,150	951
Securities sold under agreements to repurchase	1,644	2,016	(372)	(18)	2,253	2,113	2,180
Other short-term borrowings	8,983	3,218	5,765	NM	2,791	2,858	2,690
Long-term debt	10,908	13,544	(2,636)	(19)	13,693	14,663	13,648
Trading liabilities	1,806	1,735	71	4	3,026	2,731	2,678
Other liabilities	4,610	4,591	19	—	4,890	4,071	4,553
Total liabilities	156,712	152,353	4,359	3	152,513	151,571	149,744
SHAREHOLDERS’ EQUITY
Preferred stock, no par value	275	172	103	60	172	172	4,942
Common stock, $1.00 par value	550	550	—	—	550	550	515
Additional paid in capital	9,306	9,314	(8)	—	9,330	9,324	8,403
Retained earnings	9,059	8,933	126	1	8,745	8,575	8,542
Treasury stock, at cost, and other	(792)	(795)	(3)	—	(805)	(823)	(888)
Accumulated other comprehensive income	1,749	2,026	(277)	(14)	1,668	1,425	1,616
Total shareholders’ equity	20,147	20,200	(53)	—	19,660	19,223	23,130
Total liabilities and shareholders’ equity	$176,859	$172,553	$4,306	2%	$172,173	$170,794	$172,874

Common shares outstanding	536,967	537,001	(34)	—%	536,907	536,817	500,436
Common shares authorized	750,000	750,000	—	—	750,000	750,000	750,000
Preferred shares outstanding	3	2	1	50	2	2	50
Preferred shares authorized	50,000	50,000	—	—	50,000	50,000	50,000
Treasury shares of common stock	12,954	12,919	35	—	13,014	13,104	14,231
1Includes earning assets of $154,696, $148,991, $146,367, $145,895, and $148,473, as of December 31, 2011, September 30, 2011, June 30, 2011, March 31, 2011, and December 31, 2010, respectively.
2“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries CONSOLIDATED DAILY AVERAGE BALANCES, AVERAGE YIELDS EARNED AND RATES PAID (Dollars in millions; yields on taxable-equivalent basis) (Unaudited)
	Three Months Ended						Increase/(Decrease) From
	December 31, 2011			September 30, 2011			Sequential Quarter
	Average Balances	Interest Income/Expense	Yields/ Rates	Average Balances	Interest Income/Expense	Yields/ Rates	Average Balances	Yields/ Rates
ASSETS
Loans (Post-Adoption):[1]
Commercial and industrial - FTE [2]	$48,461	$607	4.97%	$46,261	$595	5.11%	$2,200	(0.14)%
Commercial real estate	4,911	46	3.73	5,192	49	3.72	(281)	0.01
Commercial construction	986	10	3.90	1,043	10	3.90	(57)	—
Residential mortgages - guaranteed	5,300	44	3.31	4,349	39	3.59	951	(0.28)
Residential mortgages -nonguaranteed	21,852	262	4.79	21,888	266	4.87	(36)	(0.08)
Home equity products	15,517	145	3.72	15,718	148	3.74	(201)	(0.02)
Residential construction	780	10	5.29	826	11	5.10	(46)	0.19
Guaranteed student loans	5,970	61	4.07	4,765	52	4.35	1,205	(0.28)
Other direct	1,998	23	4.57	1,906	23	4.67	92	(0.10)
Indirect	10,058	105	4.13	9,761	109	4.44	297	(0.31)
Credit cards	541	15	10.81	522	15	11.31	19	(0.50)
Nonaccrual	3,100	9	1.18	3,407	7	0.79	(307)	0.39
Total loans	119,474	1,337	4.44	115,638	1,324	4.54	3,836	(0.10)
Securities available for sale:
Taxable	24,701	192	3.10	23,768	195	3.29	933	(0.19)
Tax-exempt - FTE [2]	456	6	5.45	485	7	5.44	(29)	0.01
Total securities available for sale	25,157	198	3.14	24,253	202	3.33	904	(0.19)
Funds sold and securities purchased under agreements to resell	850	—	0.04	977	—	—	(127)	0.04
Loans held for sale	2,168	22	4.10	2,032	21	4.11	136	(0.01)
Interest-bearing deposits	21	—	0.17	21	—	0.15	—	0.02
Interest earning trading assets	3,891	16	1.57	3,915	21	2.09	(24)	(0.52)
Total earning assets	151,561	1,573	4.12	146,836	1,568	4.23	4,725	(0.11)
Allowance for loan and lease losses	(2,536)			(2,682)			146
Cash and due from banks	4,328			5,567			(1,239)
Other assets	15,620			16,676			(1,056)
Noninterest earning trading assets	2,286			2,897			(611)
Unrealized gains on securities available for sale, net	2,826			2,782			44
Total assets	$174,085			$172,076			$2,009
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
NOW accounts	$24,994	$7	0.11%	$23,979	$8	0.13%	$1,015	(0.02)%
Money market accounts	42,849	30	0.28	43,095	39	0.36	(246)	(0.08)
Savings	4,658	2	0.12	4,622	2	0.15	36	(0.03)
Consumer time	11,925	47	1.56	12,404	49	1.59	(479)	(0.03)
Other time	6,593	28	1.70	6,940	30	1.70	(347)	—
Total interest-bearing consumer and commercial deposits	91,019	114	0.50	91,040	128	0.56	(21)	(0.06)
Brokered time deposits	2,259	25	4.20	2,303	26	4.34	(44)	(0.14)
Foreign deposits	34	—	4.13	9	—	0.13	25	4.00
Total interest-bearing deposits	93,312	139	0.59	93,352	154	0.65	(40)	(0.06)
Funds purchased	969	—	0.10	1,069	—	0.11	(100)	(0.01)
Securities sold under agreements to repurchase	1,897	—	0.14	2,170	1	0.15	(273)	(0.01)
Interest-bearing trading liabilities	674	4	2.26	878	7	2.95	(204)	(0.69)
Other short-term borrowings	5,082	4	0.28	3,063	3	0.40	2,019	(0.12)
Long-term debt	12,757	102	3.17	13,667	110	3.19	(910)	(0.02)
Total interest-bearing liabilities	114,691	249	0.86	114,199	275	0.95	492	(0.09)
Noninterest-bearing deposits	34,053			31,934			2,119
Other liabilities	4,040			4,069			(29)
Noninterest-bearing trading liabilities	1,093			1,874			(781)
Shareholders’ equity	20,208			20,000			208
Total liabilities and shareholders’ equity	$174,085			$172,076			$2,009
Interest Rate Spread			3.26%			3.28%		(0.02)%
Net Interest Income - FTE [2]		$1,324			$1,293
Net Interest Margin [3]			3.46%			3.49%		(0.03)%

1 Average balances, interest income, and yields are presented using the new loan classifications as initially adopted in the Company’s 2010 Annual Report on Form 10-K. Due to the inability of the Company to present 2010 periods using the new classifications, the 2011 amounts have also been presented using prior loan classifications on the next page.
2 The fully taxable-equivalent(“FTE”) basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.
3 The net interest margin is calculated by dividing annualized net interest income - FTE by average total earning assets.

SunTrust Banks, Inc. and Subsidiaries CONSOLIDATED DAILY AVERAGE BALANCES, AVERAGE YIELDS EARNED AND RATES PAID, continued (Dollars in millions; yields on taxable-equivalent basis) (Unaudited)
	Three Months Ended						Increase/(Decrease) From
	December 31, 2011			September 30, 2011			Sequential Quarter		Prior Year Quarter
	Average Balances	Interest Income/ Expense	Yields/Rates	Average Balances	Interest Income/ Expense	Yields/Rates	Average Balances	Yields/Rates	Average Balances	Yields/Rates
ASSETS
Loans (Pre-Adoption): [1]
Real estate residential mortgage 1-4 family	$29,643	$346	4.66%	$28,870	$347	4.81%	$773	(0.15)%	($146)	(0.41)%
Real estate construction	1,860	19	3.98	1,969	20	3.96	(109)	0.02	(979)	—
Real estate home equity lines	14,075	119	3.36	14,210	121	3.37	(135)	(0.01)	(663)	(0.02)
Real estate commercial	12,211	123	4.00	12,620	128	4.03	(409)	(0.03)	(1,756)	(0.07)
Commercial - FTE [2]	39,110	506	5.14	36,686	491	5.31	2,424	(0.17)	6,043	(0.53)
Credit card	1,043	21	7.99	1,026	21	8.08	17	(0.09)	(11)	(0.05)
Consumer - direct	8,374	89	4.24	7,089	80	4.49	1,285	(0.25)	1,809	(0.14)
Consumer - indirect	10,058	105	4.13	9,761	109	4.44	297	(0.31)	1,375	(1.06)
Nonaccrual	3,100	9	1.18	3,407	7	0.79	(307)	0.39	(1,128)	0.51
Total loans	119,474	1,337	4.44	115,638	1,324	4.54	3,836	(0.10)	4,544	(0.26)
Securities available for sale:
Taxable	24,701	192	3.10	23,768	195	3.29	933	(0.19)	(1,001)	0.05
Tax-exempt - FTE [2]	456	6	5.45	485	7	5.44	(29)	0.01	(171)	0.18
Total securities available for sale	25,157	198	3.14	24,253	202	3.33	904	(0.19)	(1,172)	0.03
Funds sold and securities purchased under agreements to resell	850	—	0.04	977	—	—	(127)	0.04	(114)	0.02
Loans held for sale	2,168	22	4.10	2,032	21	4.11	136	(0.01)	(1,144)	(0.07)
Interest-bearing deposits	21	—	0.17	21	—	0.15	—	0.02	(4)	0.03
Interest earning trading assets	3,891	16	1.57	3,915	21	2.09	(24)	(0.52)	337	(0.86)
Total earning assets	151,561	1,573	4.12	146,836	1,568	4.23	4,725	(0.11)	2,447	(0.20)
Allowance for loan and lease losses	(2,536)			(2,682)			146		422
Cash and due from banks	4,328			5,567			(1,239)		(561)
Other assets	15,620			16,676			(1,056)		(2,309)
Noninterest earning trading assets	2,286			2,897			(611)		(844)
Unrealized gains on securities available for sale, net	2,826			2,782			44		162
Total assets	$174,085			$172,076			$2,009		($683)
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
NOW accounts	$24,994	$7	0.11%	$23,979	$8	0.13%	$1,015	(0.02)%	$357	(0.09)%
Money market accounts	42,849	30	0.28	43,095	39	0.36	(246)	(0.08)	1,138	(0.22)
Savings	4,658	2	0.12	4,622	2	0.15	36	(0.03)	571	(0.07)
Consumer time	11,925	47	1.56	12,404	49	1.59	(479)	(0.03)	(1,435)	(0.12)
Other time	6,593	28	1.70	6,940	30	1.70	(347)	—	(1,452)	(0.15)
Total interest-bearing consumer and commercial deposits	91,019	114	0.50	91,040	128	0.56	(21)	(0.06)	(821)	(0.20)
Brokered time deposits	2,259	25	4.20	2,303	26	4.34	(44)	(0.14)	(152)	(0.16)
Foreign deposits	34	—	4.13	9	—	0.13	25	4.00	(382)	3.98
Total interest-bearing deposits	93,312	139	0.59	93,352	154	0.65	(40)	(0.06)	(1,355)	(0.20)
Funds purchased	969	—	0.10	1,069	—	0.11	(100)	(0.01)	(123)	(0.09)
Securities sold under agreements to repurchase	1,897	—	0.14	2,170	1	0.15	(273)	(0.01)	(644)	(0.03)
Interest-bearing trading liabilities	674	4	2.26	878	7	2.95	(204)	(0.69)	(138)	(1.29)
Other short-term borrowings	5,082	4	0.28	3,063	3	0.40	2,019	(0.12)	1,618	(0.12)
Long-term debt	12,757	102	3.17	13,667	110	3.19	(910)	(0.02)	(2,157)	(0.24)
Total interest-bearing liabilities	114,691	249	0.86	114,199	275	0.95	492	(0.09)	(2,799)	(0.25)
Noninterest-bearing deposits	34,053			31,934			2,119		6,205
Other liabilities	4,040			4,069			(29)		(5)
Noninterest-bearing trading liabilities	1,093			1,874			(781)		(716)
Shareholders’ equity	20,208			20,000			208		(3,368)
Total liabilities and shareholders’ equity	$174,085			$172,076			$2,009		($683)
Interest Rate Spread			3.26%			3.28%		(0.02)%		0.05%
Net Interest Income - FTE [2]		$1,324			$1,293
Net Interest Margin [3]			3.46%			3.49%		(0.03)%		0.02%

1 For comparability to prior periods, the Company has presented loans in this table using the prior period loan classifications. The previous page presents average balances, interest income, and yields for loans under the new classification that aligns with the new loan class presentation in the Company’s 2010 Annual Report on Form 10-K.
2 The fully taxable-equivalent (“FTE”) basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.
3 The net interest margin is calculated by dividing annualized net interest income - FTE by average total earning assets.

SunTrust Banks, Inc. and Subsidiaries CONSOLIDATED DAILY AVERAGE BALANCES, AVERAGE YIELDS EARNED AND RATES PAID, continued (Dollars in millions; yields on taxable-equivalent basis) (Unaudited)
	Three Months Ended
	June 30, 2011			March 31, 2011			December 31, 2010
	Average Balances	Interest Income/ Expense	Yields/Rates	Average Balances	Interest Income/ Expense	Yields/Rates	Average Balances	Interest Income/ Expense	Yields/Rates
ASSETS
Loans:
Real estate residential mortgage 1-4 family	$28,971	$357	4.93%	$29,427	$369	5.01%	$29,789	$378	5.07%
Real estate construction	2,167	21	3.90	2,487	24	3.95	2,839	28	3.98
Real estate home equity lines	14,347	121	3.37	14,571	121	3.37	14,738	126	3.38
Real estate commercial	13,156	132	4.02	13,514	137	4.10	13,967	143	4.07
Commercial - FTE [1]	35,211	476	5.42	33,925	472	5.64	33,067	472	5.67
Credit card	967	20	8.33	1,013	21	8.13	1,054	21	8.04
Consumer - direct	6,844	77	4.52	6,723	74	4.49	6,565	73	4.38
Consumer - indirect	9,459	111	4.70	9,473	114	4.89	8,683	114	5.19
Nonaccrual	3,798	10	1.08	4,029	8	0.77	4,228	7	0.67
Total loans	114,920	1,325	4.62	115,162	1,340	4.72	114,930	1,362	4.70
Securities available for sale:
Taxable	23,711	199	3.35	23,705	185	3.12	25,702	196	3.05
Tax-exempt - FTE [1]	517	7	5.47	549	7	5.54	627	8	5.27
Total securities available for sale	24,228	206	3.40	24,254	192	3.17	26,329	204	3.11
Funds sold and securities purchased under agreements to resell	1,079	—	—	1,064	—	0.01	964	—	0.02
Loans held for sale	2,104	22	4.17	2,726	28	4.13	3,312	35	4.17
Interest-bearing deposits	23	—	0.16	22	—	0.13	25	—	0.14
Interest earning trading assets	3,631	20	2.30	3,558	22	2.49	3,554	22	2.43
Total earning assets	145,985	1,573	4.32	146,786	1,582	4.37	149,114	1,623	4.32
Allowance for loan and lease losses	(2,740)			(2,852)			(2,958)
Cash and due from banks	4,452			6,485			4,889
Other assets	17,348			17,699			17,929
Noninterest earning trading assets	2,999			2,654			3,130
Unrealized gains on securities available for sale, net	2,483			2,294			2,664
Total assets	$170,527			$173,066			$174,768
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
NOW accounts	$24,672	$10	0.16%	$25,370	$11	0.17%	$24,637	$12	0.20%
Money market accounts	42,865	43	0.40	42,603	48	0.46	41,711	53	0.50
Savings	4,587	2	0.18	4,266	1	0.13	4,087	2	0.19
Consumer time	12,712	51	1.60	12,774	51	1.61	13,360	57	1.68
Other time	7,203	31	1.74	7,417	33	1.78	8,045	37	1.85
Total interest-bearing consumer and commercial deposits	92,039	137	0.60	92,430	144	0.63	91,840	161	0.70
Brokered time deposits	2,317	25	4.38	2,347	25	4.36	2,411	27	4.36
Foreign deposits	23	—	0.05	259	—	0.15	416	—	0.15
Total interest-bearing deposits	94,379	162	0.69	95,036	169	0.72	94,667	188	0.79
Funds purchased	1,001	—	0.12	1,114	—	0.18	1,092	1	0.19
Securities sold under agreements to repurchase	2,264	1	0.14	2,302	1	0.16	2,541	1	0.17
Interest-bearing trading liabilities	922	8	3.39	930	8	3.34	812	7	3.55
Other short-term borrowings	2,934	3	0.38	2,760	3	0.41	3,464	4	0.40
Long-term debt	13,765	113	3.30	13,806	124	3.64	14,914	128	3.41
Total interest-bearing liabilities	115,265	287	1.00	115,948	305	1.07	117,490	329	1.11
Noninterest-bearing deposits	29,840			28,280			27,848
Other liabilities	3,823			3,955			4,045
Noninterest-bearing trading liabilities	2,090			1,776			1,809
Shareholders’ equity	19,509			23,107			23,576
Total liabilities and shareholders’ equity	$170,527			$173,066			$174,768
Interest Rate Spread			3.32%			3.30%			3.21%
Net Interest Income - FTE [1]		$1,286			$1,277			$1,294
Net Interest Margin [2]			3.53%			3.53%			3.44%

[1]	The fully taxable-equivalent (“FTE”) basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.
2 The net interest margin is calculated by dividing annualized net interest income - FTE by average total earning assets.

SunTrust Banks, Inc. and Subsidiaries CONSOLIDATED DAILY AVERAGE BALANCES, AVERAGE YIELDS EARNED AND RATES PAID, continued (Dollars in millions; yields on taxable-equivalent basis) (Unaudited)
	Twelve Months Ended
	December 31, 2011
	Average Balances	Interest Income/Expense	Yields/ Rates
ASSETS
Loans:
Commercial and industrial - FTE [1]	$46,027	$2,368	5.14%
Commercial real estate	5,323	198	3.72
Commercial construction	1,173	45	3.85
Residential mortgages - guaranteed	4,587	157	3.42
Residential mortgages - nonguaranteed	21,926	1,088	4.96
Home equity products	15,841	594	3.75
Residential construction	862	45	5.21
Guaranteed student loans	4,920	209	4.26
Other direct	1,868	89	4.75
Indirect	9,690	439	4.53
Credit cards	511	59	11.61
Nonaccrual	3,580	34	0.95
Total loans	116,308	5,325	4.58
Securities available for sale:
Taxable	23,973	770	3.21
Tax-exempt - FTE [1]	502	28	5.48
Total securities available for sale	24,475	798	3.26
Funds sold and securities purchased under agreements to resell	992	—	—
Loans held for sale	2,255	93	4.13
Interest-bearing deposits	22	—	0.15
Interest earning trading assets	3,750	79	2.10
Total earning assets	147,802	6,295	4.26
Allowance for loan and lease losses	(2,702)
Cash and due from banks	5,203
Other assets	16,831
Noninterest earning trading assets	2,708
Unrealized gains on securities available for sale, net	2,598
Total assets	$172,440
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
NOW accounts	$24,751	$35	0.14%
Money market accounts	42,854	161	0.38
Savings	4,535	7	0.15
Consumer time	12,451	198	1.59
Other time	7,036	122	1.73
Total interest-bearing consumer and commercial deposits	91,627	523	0.57
Brokered time deposits	2,306	101	4.38
Foreign deposits	80	—	0.57
Total interest-bearing deposits	94,013	624	0.66
Funds purchased	1,038	2	0.13
Securities sold under agreements to repurchase	2,157	3	0.15
Interest-bearing trading liabilities	851	26	3.04
Other short-term borrowings	3,465	12	0.36
Long-term debt	13,496	449	3.33
Total interest-bearing liabilities	115,020	1,116	0.97
Noninterest-bearing deposits	31,045
Other liabilities	3,972
Noninterest-bearing trading liabilities	1,707
Shareholders’ equity	20,696
Total liabilities and shareholders’ equity	$172,440
Interest Rate Spread			3.29%
Net Interest Income - FTE [1]		$5,179
Net Interest Margin [2]			3.50%

1The fully taxable-equivalent (“FTE”) basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.
2The net interest margin is calculated by dividing net interest income - FTE by average total earning assets.

SunTrust Banks, Inc. and Subsidiaries OTHER FINANCIAL DATA (Dollars in millions) (Unaudited)
	Three Months Ended December 31				Twelve Months Ended December 31
			Increase/(Decrease)				Increase/(Decrease)
	2011	2010	Amount	% [4]	2011	2010	Amount	%
CREDIT DATA
Allowance for credit losses - beginning	$2,650	$3,141	($491)	(16)%	$3,032	$3,235	($203)	(6)%
Allowance recorded upon VIE consolidation	—	—	—	—	—	1	(1)	(100)
Provision/(benefit) for unfunded commitments	(2)	3	5	NM	(10)	(57)	(47)	(82)
Provision for loan losses
Commercial	6	104	(98)	(94)	324	938	(614)	(65)
Residential	304	379	(75)	(20)	1,113	1,622	(509)	(31)
Consumer	19	26	(7)	(27)	86	148	(62)	(42)
Total provision for loan losses	329	509	(180)	(35)	1,523	2,708	(1,185)	(44)
Charge-offs
Commercial	(185)	(228)	(43)	(19)	(803)	(1,087)	(284)	(26)
Residential	(305)	(390)	(85)	(22)	(1,275)	(1,736)	(461)	(27)
Consumer	(38)	(45)	(7)	(16)	(163)	(195)	(32)	(16)
Total charge-offs	(528)	(663)	(135)	(20)	(2,241)	(3,018)	(777)	(26)
Recoveries
Commercial	42	25	17	68	140	99	41	41
Residential	3	7	(4)	(57)	18	20	(2)	(10)
Consumer	11	10	1	10	43	44	(1)	(2)
Total recoveries	56	42	14	33	201	163	38	23
Net charge-offs	(472)	(621)	(149)	(24)	(2,040)	(2,855)	(815)	(29)
Allowance for credit losses - ending	$2,505	$3,032	($527)	(17)%	$2,505	$3,032	($527)	(17)%
Components:
Allowance for loan and lease losses	$2,457	$2,974	($517)	(17)%
Unfunded commitments reserve	48	58	(10)	(17)
Allowance for credit losses	$2,505	$3,032	($527)	(17)%
Net charge-offs to average loans (annualized)[1]
Commercial	1.02%	1.50%	(0.48)%		1.23%	1.51%	(0.28)%
Residential	2.63	3.28	(0.65)		2.78	4.07	(1.29)
Consumer	0.58	0.93	(0.35)		0.70	1.14	(0.44)
Total net charge-offs to total average loans	1.57%	2.14%	(0.57)%		1.75%	2.51%	(0.76)%
Period Ended
Nonaccrual/nonperforming loans
Commercial	$926	$1,887	($961)	(51)%
Residential	1,951	2,188	(237)	(11)
Consumer	26	35	(9)	(26)
Total nonaccrual/nonperforming loans	2,903	4,110	(1,207)	(29)
Other real estate owned (“OREO”)	479	596	(117)	(20)
Other repossessed assets	10	52	(42)	(81)
Total nonperforming assets	$3,392	$4,758	($1,366)	(29)%
Accruing restructured loans	$2,820	$2,613	$207	8%
Nonaccruing restructured loans	802	1,005	(203)	(20)
Accruing loans past due > 90 days (guaranteed)	1,971	1,481	490	33
Accruing loans past due > 90 days (non-guaranteed)	57	84	(27)	(32)
Total nonperforming loans to total loans	2.37%	3.54%	(1.17)%	(33)%
Total nonperforming assets to total loans plus OREO, other repossessed assets, and nonperforming LHFS	2.76	4.08	(1.32)	(32)
Allowance to period-end loans[2,3]	2.01	2.58	(0.57)	(22)
Allowance to nonperforming loans[2,3]	85.39	72.86	12.53	17
Allowance to annualized net charge-offs[2]	1.31x	1.21x	0.10x	8

1 Average loans under the new loan classifications in periods prior to the first quarter of 2011 were computed using monthly averages due to an inability to calculate daily averages for prior periods. The Company believes that monthly averages are representative of its operations and materially approximates daily averages.
2 This ratio is computed using the allowance for loan and lease losses.
3 Loans carried at fair value were excluded from the calculation.
4 "NM" - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries FIVE QUARTER OTHER FINANCIAL DATA (Dollars in millions) (Unaudited)
	Three Months Ended
	December 31	September 30	Increase/(Decrease)		June 30	March 31	December 31
	2011	2011	Amount	%	2011	2011	2010
CREDIT DATA
Allowance for credit losses - beginning	$2,650	$2,795	($145)	(5)%	$2,908	$3,032	$3,141
Provision/(benefit) for unfunded commitments	(2)	(1)	1	100	(3)	(4)	3
Provision for loan losses
Commercial	6	86	(80)	(93)	124	108	104
Residential	304	236	68	29	252	322	379
Consumer	19	26	(7)	(27)	19	21	26
Total provision for loan losses	329	348	(19)	(5)	395	451	509
Charge-offs
Commercial	(185)	(214)	(29)	(14)	(220)	(185)	(228)
Residential	(305)	(282)	23	8	(303)	(385)	(390)
Consumer	(38)	(40)	(2)	(5)	(40)	(45)	(45)
Total charge-offs	(528)	(536)	(8)	(1)	(563)	(615)	(663)
Recoveries
Commercial	42	29	13	45	41	29	25
Residential	3	3	—	—	6	5	7
Consumer	11	12	(1)	(8)	11	10	10
Total recoveries	56	44	12	27	58	44	42
Net charge-offs	(472)	(492)	(20)	(4)	(505)	(571)	(621)
Allowance for credit losses - ending	$2,505	$2,650	($145)	(5)%	$2,795	$2,908	$3,032
Components:
Allowance for loan and lease losses	$2,457	$2,600	($143)	(6)%	$2,744	$2,854	$2,974
Unfunded commitments reserve	48	50	(2)	(4)	51	54	58
Allowance for credit losses	$2,505	$2,650	($145)	(5)%	$2,795	$2,908	$3,032
Net charge-offs to average loans (annualized)[1]
Commercial	1.02%	1.37%	(0.35)%		1.34%	1.19%	1.50%
Residential	2.63	2.47	0.16		2.65	3.37	3.28
Consumer	0.58	0.66	(0.08)		0.71	0.89	0.93
Total net charge-offs to total average loans	1.57%	1.69%	(0.12)%		1.76%	2.01%	2.14%
Period Ended
Nonaccrual/nonperforming loans
Commercial	$926	$1,205	($279)	(23)%	$1,563	$1,863	$1,887
Residential	1,951	2,007	(56)	(3)	2,013	2,076	2,188
Consumer	26	27	(1)	(4)	34	32	35
Total nonaccrual/nonperforming loans	2,903	3,239	(336)	(10)	3,610	3,971	4,110
OREO	479	509	(30)	(6)	483	534	596
Other repossessed assets	10	15	(5)	(33)	11	16	52
Nonperforming LHFS	—	—	—	—	—	47	—
Total nonperforming assets	$3,392	$3,763	($371)	(10)%	$4,104	$4,568	$4,758
Accruing restructured loans	$2,820	$2,824	($4)	—%	$2,719	$2,643	$2,613
Nonaccruing restructured loans	802	883	(81)	(9)	923	976	1,005
Accruing loans past due > 90 days (guaranteed)	1,971	1,708	263	15	1,567	1,570	1,481
Accruing loans past due > 90 days (non-guaranteed)	57	116	(59)	(51)	69	88	84
Total nonperforming loans to total loans	2.37%	2.76%	(0.39)%	(14)%	3.14%	3.46%	3.54%
Total nonperforming assets to total loans plus OREO, other repossessed assets, and nonperforming LHFS	2.76	3.19	(0.43)	(13)	3.56	3.95	4.08
Allowance to period-end loans[2,3]	2.01	2.22	(0.21)	(9)	2.40	2.49	2.58
Allowance to nonperforming loans[2,3]	85.39	80.92	4.47	6	76.57	72.29	72.86
Allowance to annualized net charge-offs[2]	1.31x	1.33x	(0.02)x	(2)	1.35x	1.23x	1.21x

1 Average loans under the new loan classifications in periods prior to the first quarter of 2011 were computed using monthly averages due to an inability to calculate daily averages for prior periods. The Company believes that monthly averages are representative of its operations and materially approximates daily averages.
2 This ratio is computed using the allowance for loan and lease losses.
3 Loans carried at fair value were excluded from the calculation.

SunTrust Banks, Inc. and Subsidiaries OTHER FINANCIAL DATA, continued (Dollars in millions) (Unaudited)
	Three Months Ended December 31				Twelve Months Ended December 31
	Core Deposit Intangibles	MSRs - Fair Value	Other	Total	Core Deposit Intangibles	MSRs - LOCOM	MSRs - Fair Value	Other	Total
OTHER INTANGIBLE ASSET ROLLFORWARD
Balance, beginning of period	$75	$1,072	$57	$1,204	$104	$604	$936	$67	$1,711
Designated at fair value (transfers from amortized cost)	—	—	—	—	—	(604)	604	—	—
Amortization	(8)	—	(3)	(11)	(37)	—	—	(13)	(50)
Mortgage Servicing Rights (“MSRs”) originated	—	92	—	92	—	—	289	—	289
Fair value change due to fair value election	—	—	—	—	—	—	145	—	145
Fair value changes due to inputs and assumptions	—	368	—	368	—	—	(275)	—	(275)
Other changes in fair value	—	(71)	—	(71)	—	—	(238)	—	(238)
Sale of MSRs	—	(22)	—	(22)	—	—	(22)	—	(22)
Intangible asset obtained from sale of money market funds[1]	—	—	11	11	—	—	—	11	11
Balance, December 31, 2010	$67	$1,439	$65	$1,571	$67	$—	$1,439	$65	$1,571
Balance, beginning of period	$44	$1,033	$61	$1,138	$67	$—	$1,439	$65	$1,571
Amortization	(6)	—	(3)	(9)	(29)	—	—	(14)	(43)
MSRs originated	—	41	—	41	—	—	224	—	224
Fair value changes due to inputs and assumptions	—	(90)	—	(90)	—	—	(533)	—	(533)
Other changes in fair value	—	(61)	—	(61)	—	—	(200)	—	(200)
Sale of MSRs	—	(2)	—	(2)	—	—	(9)	—	(9)
Other	—	—	—	—	—	—	—	7	7
Balance, December 31, 2011	$38	$921	$58	$1,017	$38	$—	$921	$58	$1,017

	Three Months Ended
	December 31 2011	September 30 2011	June 30 2011	March 31 2011	December 31 2010
COMMON SHARE ROLLFORWARD (000’s)
Balance, beginning of period	537,001	536,907	536,817	500,436	499,955
Common shares issued/exchanged for employee benefit plans, stock option, and restricted stock activity	(34)	94	90	1,127	481
Issuance of common stock - Capital Plan	—	—	—	35,254	—
Balance, end of period	536,967	537,001	536,907	536,817	500,436

[1]
During 2010, the Company transferred approximately $14 billion in money market funds into funds managed by Federated Investors, Inc. in exchange for cash consideration of $7 million and a revenue-sharing agreement.

SunTrust Banks, Inc. and Subsidiaries RECONCILEMENT OF NON-GAAP MEASURES APPENDIX A TO THE EARNINGS RELEASE (Dollars in millions, except per share data) (Unaudited)
	Three Months Ended					Twelve Months Ended
	December 31	September 30	June 30	March 31	December 31	December 31	December 31
	2011	2011	2011	2011	2010	2011	2010
NON-GAAP MEASURES PRESENTED IN THE EARNINGS RELEASE[1]
Efficiency ratio[2]	75.59%	71.05%	70.17%	67.83%	66.57%	71.10%	67.94%
Impact of excluding amortization of intangible assets	(0.47)	(0.50)	(0.53)	(0.51)	(0.50)	(0.51)	(0.58)
Tangible efficiency ratio[3]	75.12%	70.55%	69.64%	67.32%	66.07%	70.59%	67.36%
Total shareholders' equity	$20,147	$20,200	$19,660	$19,223	$23,130
Goodwill, net of deferred taxes of $154 million, $149 million, $144 million, $139 million, and $134 million, respectively	(6,190)	(6,195)	(6,199)	(6,185)	(6,189)
Other intangible assets, net of deferred taxes of $16 million, $18 million, $21 million, $24 million, and $26 million, respectively, and MSRs	(1,001)	(1,120)	(1,518)	(1,635)	(1,545)
MSRs	921	1,033	1,423	1,538	1,439
Tangible equity	13,877	13,918	13,366	12,941	16,835
Preferred stock	(275)	(172)	(172)	(172)	(4,942)
Tangible common equity	$13,602	$13,746	$13,194	$12,769	$11,893
Total assets	$176,859	$172,553	$172,173	$170,794	$172,874
Goodwill	(6,344)	(6,344)	(6,343)	(6,324)	(6,323)
Other intangible assets including MSRs	(1,017)	(1,138)	(1,539)	(1,659)	(1,571)
MSRs	921	1,033	1,423	1,538	1,439
Tangible assets	$170,419	$166,104	$165,714	$164,349	$166,419
Tangible equity to tangible assets[4]	8.14%	8.38%	8.07%	7.87%	10.12%
Tangible book value per common share[5]	$25.33	$25.60	$24.57	$23.79	$23.76
Net interest income	$1,294	$1,263	$1,259	$1,249	$1,266	$5,065	$4,854
Taxable-equivalent adjustment	30	30	27	28	28	114	116
Net interest income - FTE	1,324	1,293	1,286	1,277	1,294	5,179	4,970
Noninterest income	723	903	912	883	1,032	3,421	3,729
Total revenue - FTE	2,047	2,196	2,198	2,160	2,326	8,600	8,699
Securities gains, net	(19)	(2)	(32)	(64)	(64)	(117)	(191)
Total revenue - FTE excluding net securities gains[6]	$2,028	$2,194	$2,166	$2,096	$2,262	$8,483	$8,508

1 Certain amounts in this schedule are presented net of applicable income taxes, which are calculated based on each subsidiary’s federal and state tax rates and laws. In general, the federal marginal tax rate is 35%, but the state marginal tax rates range from 1% to 8% in accordance with the subsidiary’s income tax filing requirements with various tax authorities. In addition, the effective tax rate may differ from the federal and state marginal tax rates in certain cases where a permanent difference exists.
2 Computed by dividing noninterest expense by total revenue - FTE. The FTE basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.
3 SunTrust presents a tangible efficiency ratio which excludes the amortization of intangible assets other than MSRs. The Company believes this measure is useful to investors because, by removing the effect of these intangible asset costs (the level of which may vary from company to company), it allows investors to more easily compare the Company’s efficiency to other companies in the industry. This measure is utilized by management to assess the efficiency of the Company and its lines of business.
4 SunTrust presents a tangible equity to tangible assets ratio that excludes the after-tax impact of purchase accounting intangible assets. The Company believes this measure is useful to investors because, by removing the effect of intangible assets that result from merger and acquisition activity (the level of which may vary from company to company), it allows investors to more easily compare the Company’s capital adequacy to other companies in the industry. This measure is used by management to analyze capital adequacy.
5 SunTrust presents a tangible book value per common share that excludes the after-tax impact of purchase accounting intangible assets and also excludes preferred stock from tangible equity. The Company believes this measure is useful to investors because, by removing the effect of intangible assets that result from merger and acquisition activity as well as preferred stock (the level of which may vary from company to company), it allows investors to more easily compare the Company’s book value on common stock to other companies in the industry.
6 SunTrust presents total revenue - FTE excluding net securities gains. The Company believes noninterest income without net securities gains is more indicative of the Company’s performance because it isolates income that is primarily client relationship and client transaction driven and is more indicative of normalized operations.

SunTrust Banks, Inc. and Subsidiaries RECONCILEMENT OF NON-GAAP MEASURES APPENDIX A TO THE EARNINGS RELEASE, continued (Dollars in millions, except per share data) (Unaudited)
	Three Months Ended					Twelve Months Ended
	December 31	September 30	June 30	March 31	December 31	December 31	December 31
	2011	2011	2011	2011	2010	2011	2010
NON-GAAP MEASURES PRESENTED IN THE EARNINGS RELEASE[1]
Net income/(loss) available to common shareholders	$152	$211	$174	$38	$114	$576	($87)
Accelerated accretion associated with repurchase of preferred stock issued to the U.S. Treasury	—	—	—	74	—	74	—
Net income/(loss) available to common shareholders excluding accelerated accretion associated with repurchase of preferred stock issued to the U.S. Treasury	$152	$211	$174	$112	$114	$650	($87)
Net income/(loss) per average common share - diluted	$0.28	$0.39	$0.33	$0.08	$0.23	$1.09	($0.18)
Effect of accelerated accretion associated with repurchase of preferred stock issued to the U.S. Treasury	—	—	—	0.14	—	0.14	—
Net income/(loss) per average common share - diluted, excluding effect of accelerated accretion associated with repurchase of preferred stock issued to the U.S. Treasury	$0.28	$0.39	$0.33	$0.22	$0.23	$1.23	($0.18)

RECONCILIATION OF NET INCOME/(LOSS) AVAILABLE TO COMMON SHAREHOLDERS:
Net income	$155	$215	$178	$180	$185	$728	$189
Preferred dividends, Series A	(2)	(2)	(2)	(2)	(2)	(7)	(7)
Dividends and accretion of discount on preferred stock issued to the U.S. Treasury	—	—	—	(66)	(67)	(66)	(267)
Accelerated accretion associated with repurchase of preferred stock issued to the U.S. Treasury	—	—	—	(74)	—	(74)	—
Dividends and undistributed earnings allocated to unvested shares	(1)	(2)	(2)	—	(2)	(5)	(2)
Net income/(loss) available to common shareholders	$152	$211	$174	$38	$114	$576	($87)

[1]
Certain amounts in this schedule are presented net of applicable income taxes, which are calculated based on each subsidiary’s federal and state tax rates and laws. In general, the federal marginal tax rate is 35%, but the state marginal tax rates range from 1% to 8% in accordance with the subsidiary’s income tax filing requirements with various tax authorities. In addition, the effective tax rate may differ from the federal and state marginal tax rates in certain cases where a permanent difference exists.

SunTrust Banks, Inc. and Subsidiaries RETAIL BANKING LINE OF BUSINESS (Dollars in millions) (Unaudited)
	Three Months Ended December 31			Twelve Months Ended December 31
	2011	2010	% Change [3]	2011	2010	% Change [3]
Statements of Income
Net interest income [1]	$643	$630	2%	$2,543	$2,500	2%
FTE adjustment	—	—	—	—	—	—
Net interest income - FTE	643	630	2	2,543	2,500	2
Provision for credit losses [2]	191	227	(16)	784	992	(21)
Net interest income - FTE - after provision for credit losses	452	403	12	1,759	1,508	17
Noninterest income before securities gains/(losses)	235	272	(14)	1,064	1,129	(6)
Securities gains/(losses), net	—	—	—	—	—	—
Total noninterest income	235	272	(14)	1,064	1,129	(6)
Noninterest expense before amortization of intangible assets	552	645	(14)	2,491	2,487	—
Amortization of intangible assets	6	9	(33)	30	39	(23)
Total noninterest expense	558	654	(15)	2,521	2,526	—
Income before provision for income taxes	129	21	NM	302	111	NM
Provision for income taxes	47	7	NM	109	38	NM
FTE adjustment	—	—	—	—	—	—
Net income including income attributable to noncontrolling interest	82	14	NM	193	73	NM
Less: net income attributable to noncontrolling interest	—	—	—	—	—	—
Net income	$82	$14	NM	$193	$73	NM

Total revenue - FTE	$878	$902	(3)	$3,607	$3,629	(1)
Selected Average Balances
Total loans	$36,567	$34,843	5%	$35,648	$33,511	6%
Goodwill	4,855	4,855	—	4,855	4,855	—
Other intangible assets excluding MSRs	46	78	(41)	57	92	(38)
Total assets	41,994	40,209	4	41,071	39,204	5
Consumer and commercial deposits	76,500	75,387	1	76,751	75,143	2
Performance Ratios
Efficiency ratio	63.61%	72.46%		69.87%	69.59%
Impact of excluding amortization of intangible assets	(3.98)	(5.06)		(4.50)	(5.10)
Tangible efficiency ratio	59.63%	67.40%		65.37%	64.49%

[1]
Net interest income does not include the funding benefit that would result from holding shareholders’ equity at the line of business level due to the fact that shareholder’s equity is not allocated to the lines of business at this time.

[2]	Provision for credit losses represents net charge-offs for the lines of business.
3 “NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries DIVERSIFIED COMMERCIAL BANKING LINE OF BUSINESS (Dollars in millions) (Unaudited)
	Three Months Ended December 31			Twelve Months Ended December 31
	2011	2010	% Change [3]	2011	2010	% Change [3]
Statements of Income
Net interest income [1]	$168	$146	15%	$622	$552	13%
FTE adjustment	27	25	8	103	105	(2)
Net interest income - FTE	195	171	14	725	657	10
Provision for credit losses [2]	43	39	10	92	127	(28)
Net interest income - FTE - after provision for credit losses	152	132	15	633	530	19
Noninterest income before securities gains/(losses)	60	62	(3)	251	235	7
Securities gains/(losses), net	—	—	—	—	—	—
Total noninterest income	60	62	(3)	251	235	7
Noninterest expense before amortization of intangible assets	103	114	(10)	460	448	3
Amortization of intangible assets	—	—	—	—	—	—
Total noninterest expense	103	114	(10)	460	448	3
Income - FTE - before provision for income taxes	109	80	36	424	317	34
Provision for income taxes	14	2	NM	52	9	NM
FTE adjustment	27	25	8	103	105	(2)
Net income including income attributable to noncontrolling interest	68	53	28	269	203	33
Less: net income attributable to noncontrolling interest	—	—	—	—	—	—
Net income	$68	$53	28	$269	$203	33

Total revenue - FTE	$255	$233	9	$976	$892	9
Selected Average Balances
Total loans	$23,568	$22,360	5%	$23,097	$22,571	2%
Goodwill	928	928	—	928	928	—
Other intangible assets excluding MSRs	—	—	—	—	—	—
Total assets	25,746	24,576	5	25,237	24,862	2
Consumer and commercial deposits	20,504	18,813	9	19,519	18,539	5
Performance Ratios
Efficiency ratio	40.80%	49.23%		47.12%	50.33%
Impact of excluding amortization of intangible assets	(1.39)	(2.10)		(1.77)	(2.29)
Tangible efficiency ratio	39.41%	47.13%		45.35%	48.04%

[1]
Net interest income does not include the funding benefit that would result from holding shareholders’ equity at the line of business level due to the fact that shareholder’s equity is not allocated to the lines of business at this time.

[2]	Provision for credit losses represents net charge-offs for the lines of business.

[3]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries COMMERCIAL REAL ESTATE LINE OF BUSINESS (Dollars in millions) (Unaudited)
	Three Months Ended December 31			Twelve Months Ended December 31
	2011	2010	% Change	2011	2010	% Change
Statements of Income
Net interest income [1]	$35	$38	(8)%	$139	$162	(14)%
FTE adjustment	—	—	—	1	—	—
Net interest income - FTE	35	38	(8)	140	162	(14)
Provision for credit losses [2]	70	98	(29)	422	442	(5)
Net interest income - FTE - after provision for credit losses	(35)	(60)	42	(282)	(280)	(1)
Noninterest income before securities gains/(losses)	26	27	(4)	100	88	14
Securities gains/(losses), net	—	—	—	—	—	—
Total noninterest income	26	27	(4)	100	88	14
Noninterest expense before amortization of intangible assets	127	139	(9)	448	469	(4)
Amortization of intangible assets	—	—	—	—	—	—
Total noninterest expense	127	139	(9)	448	469	(4)
Loss - FTE - before benefit for income taxes	(136)	(172)	21	(630)	(661)	5
Benefit for income taxes	(76)	(88)	(14)	(321)	(332)	(3)
FTE adjustment	—	—	—	1	—	—
Loss including income attributable to noncontrolling interest	(60)	(84)	29	(310)	(329)	6
Less: net income attributable to noncontrolling interest	—	—	—	—	—	—
Net loss	($60)	($84)	29	($310)	($329)	6

Total revenue - FTE	$61	$65	(6)	$240	$250	(4)
Selected Average Balances
Total loans	$6,297	$8,554	(26)%	$7,045	$9,704	(27)%
Goodwill	—	—	—	—	—	—
Other intangible assets excluding MSRs	—	—	—	—	—	—
Total assets	7,211	9,533	(24)	7,961	10,743	(26)
Consumer and commercial deposits	1,651	1,410	17	1,541	1,546	—
Performance Ratios
Efficiency ratio	208.21%	214.74%		186.83%	187.83%
Impact of excluding amortization of intangible assets	—	—		—	—
Tangible efficiency ratio	208.21%	214.74%		186.83%	187.83%

[1]
Net interest income does not include the funding benefit that would result from holding shareholders’ equity at the line of business level due to the fact that shareholder’s equity is not allocated to the lines of business at this time.

[2]	Provision for credit losses represents net charge-offs for the lines of business.

SunTrust Banks, Inc. and Subsidiaries CORPORATE AND INVESTMENT BANKING LINE OF BUSINESS (Dollars in millions) (Unaudited)
	Three Months Ended December 31			Twelve Months Ended December 31
	2011	2010	% Change [3]	2011	2010	% Change [3]
Statements of Income
Net interest income [1]	$137	$108	27%	$498	$381	31%
FTE adjustment	1	—	—	3	1	NM
Net interest income - FTE	138	108	28	501	382	31
Provision for credit losses [2]	(9)	13	NM	(10)	50	NM
Net interest income - FTE - after provision for credit losses	147	95	55	511	332	54
Noninterest income before securities gains/(losses)	160	224	(29)	636	672	(5)
Securities gains/(losses), net	—	—	—	—	—	—
Total noninterest income	160	224	(29)	636	672	(5)
Noninterest expense before amortization of intangible assets	152	146	4	587	498	18
Amortization of intangible assets	—	—	—	—	—	—
Total noninterest expense	152	146	4	587	498	18
Income - FTE - before provision for income taxes	155	173	(10)	560	506	11
Provision for income taxes	55	63	(13)	202	185	9
FTE adjustment	1	—	—	3	1	NM
Net income including income attributable to noncontrolling interest	99	110	(10)	355	320	11
Less: net income attributable to noncontrolling interest	—	—	—	—	—	—
Net income	$99	$110	(10)	$355	$320	11

Total revenue - FTE	$298	$332	(10)	$1,137	$1,054	8
Selected Average Balances
Total loans	$15,877	$11,573	37%	$13,717	$10,876	26%
Goodwill	180	180	—	180	180	—
Other intangible assets excluding MSRs	—	—	—	—	—	—
Total assets	24,158	21,565	12	22,959	20,039	15
Consumer and commercial deposits	9,188	7,255	27	8,511	6,723	27
Performance Ratios
Efficiency ratio	51.02%	43.60%		51.62%	47.18%
Impact of excluding amortization of intangible assets	(0.30)	(0.26)		(0.33)	(0.36)
Tangible efficiency ratio	50.72%	43.34%		51.29%	46.82%

[1]
Net interest income does not include the funding benefit that would result from holding shareholders’ equity at the line of business level due to the fact that shareholder’s equity is not allocated to the lines of business at this time.

[2]	Provision for credit losses represents net charge-offs for the lines of business.
3 “NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries MORTGAGE LINE OF BUSINESS (Dollars in millions) (Unaudited)
	Three Months Ended December 31			Twelve Months Ended December 31
	2011	2010	% Change [3]	2011	2010	% Change
Statements of Income
Net interest income [1]	$129	$126	2%	$492	$458	7%
FTE adjustment	—	—	—	—	—	—
Net interest income - FTE	129	126	2	492	458	7
Provision for credit losses [2]	172	226	(24)	693	1,183	(41)
Net interest income - FTE - after provision for credit losses	(43)	(100)	57	(201)	(725)	72
Noninterest income before securities losses	(29)	124	NM	243	523	(54)
Securities losses, net	(1)	—	—	(2)	(2)	—
Total noninterest income	(30)	124	NM	241	521	(54)
Noninterest expense before amortization of intangible assets	351	277	27	1,172	1,065	10
Amortization of intangible assets	—	—	—	—	—	—
Total noninterest expense	351	277	27	1,172	1,065	10
Loss before benefit for income taxes	(424)	(253)	(68)	(1,132)	(1,269)	11
Benefit for income taxes	(164)	(97)	69	(439)	(483)	(9)
FTE adjustment	—	—	—	—	—	—
Net loss including income attributable to noncontrolling interest	(260)	(156)	(67)	(693)	(786)	12
Less: net income attributable to noncontrolling interest	—	—	—	—	1	(100)
Net loss	($260)	($156)	(67)	($693)	($787)	12

Total revenue - FTE	$99	$250	(60)	$733	$979	(25)
Selected Average Balances
Total loans	$29,612	$29,572	—%	$29,128	$29,043	—%
Goodwill	—	—	—	—	—	—
Other intangible assets excluding MSRs	—	—	—	—	—	—
Total assets	33,832	35,283	(4)	33,719	34,791	(3)
Consumer and commercial deposits	3,569	3,889	(8)	3,084	3,135	(2)
Performance Ratios
Efficiency ratio	355.31%	110.27%		159.88%	108.91%
Impact of excluding amortization of intangible assets	—	—		—	—
Tangible efficiency ratio	355.31%	110.27%		159.88%	108.91%
Other Information
Production Data
Channel mix
Retail	$3,791	$4,797	(21)%	$14,406	$15,818	(9)%
Wholesale	1,400	1,782	(21)	3,703	6,583	(44)
Correspondent	1,635	2,074	(21)	4,958	6,856	(28)
Total production	$6,826	$8,653	(21)	$23,067	$29,257	(21)
Channel mix - percent
Retail	55%	55%		63%	54%
Wholesale	21	21		16	23
Correspondent	24	24		21	23
Total production	100%	100%		100%	100%
Purchase and refinance mix
Refinance	$5,000	$6,707	(25)	$14,738	$18,637	(21)
Purchase	1,826	1,946	(6)	8,329	10,619	(22)
Total production	$6,826	$8,653	(21)	$23,067	$29,256	(21)
Purchase and refinance mix - percent
Refinance	73%	78%		64%	64%
Purchase	27	22		36	36
Total production	100%	100%		100%	100%

Applications	$12,975	$10,846	20	$46,288	$50,069	(8)
Mortgage Servicing Data (End of Period)
Total loans serviced	$157,800	$167,236	(6)%
Total loans serviced for others	124,050	134,053	(7)
Net carrying value of MSRs	921	1,439	(36)
Ratio of net carrying value of MSRs to total loans serviced for others	0.742%	1.073%

[1]
Net interest income does not include the funding benefit that would result from holding shareholders’ equity at the line of business level due to the fact that shareholder’s equity is not allocated to the lines of business at this time.

[2]	Provision for credit losses represents net charge-offs for the lines of business.
3 “NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries WEALTH AND INVESTMENT MANAGEMENT LINE OF BUSINESS (Dollars in millions) (Unaudited)
	Three Months Ended December 31			Twelve Months Ended December 31
	2011	2010	% Change	2011	2010	% Change
Statements of Income
Net interest income [1]	$109	$103	6%	$417	$385	8%
FTE adjustment	—	—	—	—	—	—
Net interest income - FTE	109	103	6	417	385	8
Provision for credit losses [2]	5	17	(71)	60	61	(2)
Net interest income - FTE - after provision for credit losses	104	86	21	357	324	10
Noninterest income before securities gains/(losses)	198	242	(18)	822	821	—
Securities gains/(losses), net	—	—	—	—	—	—
Total noninterest income	198	242	(18)	822	821	—
Noninterest expense before amortization of intangible assets	209	242	(14)	910	907	—
Amortization of intangible assets	3	3	—	12	12	—
Total noninterest expense	212	245	(13)	922	919	—
Income before provision for income taxes	90	83	8	257	226	14
Provision for income taxes	32	29	10	94	81	16
FTE adjustment	—	—	—	—	—	—
Net income including income attributable to noncontrolling interest	58	54	7	163	145	12
Less: net income attributable to noncontrolling interest	3	6	(50)	3	7	(57)
Net income	$55	$48	15	$160	$138	16

Total revenue - FTE	$307	$345	(11)	$1,239	$1,206	3
Selected Average Balances
Total loans	$7,425	$7,828	(5)%	$7,503	$8,015	(6)%
Goodwill	382	361	6	374	360	4
Other intangible assets excluding MSRs	51	51	—	53	51	4
Total assets	8,542	8,933	(4)	8,616	9,085	(5)
Consumer and commercial deposits	12,774	12,168	5	12,349	11,315	9
Performance Ratios
Efficiency ratio	68.84%	70.95%		74.43%	76.06%
Impact of excluding amortization of intangible assets	(1.89)	(1.81)		(2.02)	(2.15)
Tangible efficiency ratio	66.95%	69.14%		72.41%	73.91%
Other Information (End of Period)
Assets under administration
Managed (discretionary) assets	$100,664	$105,079	(4)%
Non-managed assets	46,930	45,909	2
Total assets under administration	147,594	150,988	(2)
Brokerage assets	35,493	34,643	2
Corporate trust assets	10,247	9,833	4
Total assets under advisement	$193,334	$195,464	(1)

[1]
Net interest income does not include the funding benefit that would result from holding shareholders’ equity at the line of business level due to the fact that shareholder’s equity is not allocated to the lines of business at this time.

[2]	Provision for credit losses represents net charge-offs for the lines of business.

SunTrust Banks, Inc. and Subsidiaries CORPORATE OTHER AND TREASURY (Dollars in millions) (Unaudited)
	Three Months Ended December 31			Twelve Months Ended December 31
	2011	2010	% Change [3]	2011	2010	% Change [3]
Statements of Income
Net interest income	$73	$115	(37)%	$354	$416	(15)%
FTE adjustment	2	3	(33)	7	10	(30)
Net interest income - FTE	75	118	(36)	361	426	(15)
Provision for credit losses [1]	(145)	(108)	(34)	(528)	(204)	NM
Net interest income - FTE - after provision for credit losses	220	226	(3)	889	630	41
Noninterest income before securities gains	54	17	NM	188	70	NM
Securities gains, net	20	64	(69)	119	193	(38)
Total noninterest income	74	81	(9)	307	263	17
Noninterest expense before amortization of intangible assets	44	(27)	NM	3	(14)	NM
Amortization of intangible assets	—	—	—	1	—	—
Total noninterest expense	44	(27)	NM	4	(14)	NM
Income - FTE - before provision for income taxes	250	334	(25)	1,192	907	31
Provision for income taxes	74	129	(43)	421	317	33
FTE adjustment	2	3	(33)	7	10	(30)
Net income including income attributable to noncontrolling interest	174	202	(14)	764	580	32
Less: net income attributable to noncontrolling interest	3	2	50	10	9	11
Net income	$171	$200	(15)	$754	$571	32

Total revenue - FTE	$149	$199	(25)	$668	$689	(3)
Selected Average Balances
Total loans	$128	$200	(36)%	$170	$205	(17)%
Securities available for sale	24,965	26,114	(4)	24,274	25,554	(5)
Goodwill	(1)	(1)	—	(1)	(1)	—
Other intangible assets excluding MSRs	3	2	50	3	4	(25)
Total assets	32,602	34,669	(6)	32,877	33,651	(2)
Consumer and commercial deposits	886	766	16	917	728	26
Other Information
Duration of investment portfolio	2.3%	3.3%
Accounting net interest income interest rate sensitivity [2]:
% Change in net interest income under:
Instantaneous 100 bp increase in rates over next 12 months	1.8%	0.5%
Instantaneous 100 bp decrease in rates over next 12 months	(2.0)%	(1.0)%
Economic net interest income interest rate sensitivity [2]:
% Change in net interest income under:
Instantaneous 100 bp increase in rates over next 12 months	1.5%	0.2%
Instantaneous 100 bp decrease in rates over next 12 months	(1.8)%	(0.9)%

[1]	Provision for credit losses is the difference between net charge-offs recorded by the lines of business and consolidated provision for credit losses.

[2]
The recognition of interest rate sensitivity from an accounting perspective is different from the economic perspective due to the election of fair value accounting for certain long-term debt and the related interest rate swaps. The net interest income sensitivity profile from an economic perspective assumes the net interest payments from the related swaps were included in net interest income.

[3]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries
CONSOLIDATED - SEGMENT TOTALS
(Dollars in millions)    (Unaudited)

	Three Months Ended December 31			Twelve Months Ended December 31
	2011	2010	% Change [1]	2011	2010	% Change [1]
Statements of Income
Net interest income	$1,294	$1,266	2%	$5,065	$4,854	4%
FTE adjustment	30	28	7	114	116	(2)
Net interest income - FTE	1,324	1,294	2	5,179	4,970	4
Provision for credit losses	327	512	(36)	1,513	2,651	(43)
Net interest income - FTE - after provision for credit losses	997	782	27	3,666	2,319	58
Noninterest income before securities gains	704	968	(27)	3,304	3,538	(7)
Securities gains, net	19	64	(70)	117	191	(39)
Total noninterest income	723	1,032	(30)	3,421	3,729	(8)
Noninterest expense before amortization of intangible assets	1,538	1,536	—	6,071	5,860	4
Amortization of intangible assets	9	12	(25)	43	51	(16)
Total noninterest expense	1,547	1,548	—	6,114	5,911	3
Income - FTE - before provision/(benefit) for income taxes	173	266	(35)	973	137	NM
(Benefit)/provision for income taxes	(18)	45	NM	118	(185)	NM
FTE adjustment	30	28	7	114	116	(2)
Net income including income attributable to noncontrolling interest	161	193	(17)	741	206	NM
Less: net income attributable to noncontrolling interest	6	8	(25)	13	17	(24)
Net income	$155	$185	(16)	$728	$189	NM

Total revenue - FTE	$2,047	$2,326	(12)	$8,600	$8,699	(1)
Selected Average Balances
Total loans	$119,474	$114,930	4%	$116,308	$113,925	2%
Goodwill	6,344	6,323	—	6,336	6,322	—
Other intangible assets excluding MSRs	100	131	(24)	113	147	(23)
Total assets	174,085	174,768	—	172,440	172,375	—
Consumer and commercial deposits	125,072	119,688	4	122,672	117,129	5
Performance Ratios
Efficiency ratio	75.59%	66.57%		71.10%	67.94%
Impact of excluding amortization of intangible assets	(0.47)	(0.50)		(0.51)	(0.58)
Tangible efficiency ratio	75.12%	66.07%		70.59%	67.36%

[1]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.